                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 19, 1996
                                                   --------------


                        COMMERCIAL FEDERAL CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          NEBRASKA                     1-11515                  47-0658852
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number          Identification Number)

2120 SOUTH 72nd STREET, OMAHA, NEBRASKA                            68124
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code:  (402) 554-9200
                                                    --------------


                                NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)



                The original document is comprised of 50 pages.

                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

                                   FORM 8-K
                                   --------


Item 5.  Other Events:
----------------------

     On October 2, 1995, Commercial Federal Corporation (the Corporation) consummated its acquisition of Railroad Financial Corporation (Railroad). This acquisition was accounted for as a pooling of interests and, accordingly, the Corporation's historical consolidated financial statements have been restated for all periods prior to the acquisition to include the accounts and results of Railroad.

     As such, the Corporation has restated its audited consolidated statements of financial condition as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1995; and has filed such restated financial statements herein.

Item 7.  Financial Statements and Exhibits:
-------------------------------------------

(c)  Exhibits:

     Exhibit 99. Consolidated statements of financial condition as of June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1995, and independent auditors' reports.

                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  COMMERCIAL FEDERAL CORPORATION
                                                  ------------------------------
                                                  (Registrant)


Date:  March 19, 1996                             /s/  James A. Laphen
       --------------                             ------------------------------
                                                  James A. Laphen, President,
                                                  Chief Operating Officer and
                                                  Chief Financial Officer
                                                  (Duly Authorized and Principal
                                                  Financial Officer)



Date:  March 19, 1996                             /s/  Gary L. Matter
       --------------                             ------------------------------
                                                  Gary L. Matter, Senior Vice
                                                  President, Controller and
                                                  Secretary (Principal
                                                  Accounting Officer)

                                  EXHIBIT 99
                                  ----------


                     Consolidated Financial Statements and
                         Independent Auditors' Reports

                        COMMERCIAL FEDERAL CORPORATION
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

------------------------------------------------------------------------------------------------------------------
(Dollars in Thousands)
                                                                                                   June 30,
ASSETS                                                                                       1995           1994
------------------------------------------------------------------------------------------------------------------
Cash (including short-term investments of $6,345 and $5,551)...........................  $   35,145     $   27,575
Investment securities available for sale, at fair value................................       2,988          5,360
Mortgage-backed securities available for sale, at fair value...........................      36,974         45,011
Loans held for sale....................................................................     113,385        187,679
Investment securities held to maturity (fair value of $294,805 and $278,406)...........     297,493        285,447
Mortgage-backed securities held to maturity (fair value of $1,319,333 and $1,252,360)..   1,327,933      1,305,391
Loans receivable, net of allowances of $48,463 and $44,645.............................   4,427,307      3,782,947
Federal Home Loan Bank stock...........................................................     103,648         96,095
Interest receivable, net of reserves of $352 and $557..................................      42,211         36,699
Real estate............................................................................      16,786         24,374
Premises and equipment.................................................................      67,204         57,669
Prepaid expenses and other assets......................................................      61,242         60,399
Goodwill and core value of deposits,
  net of accumulated amortization of $136,032 and $104,388.............................      37,263         67,661
------------------------------------------------------------------------------------------------------------------
       Total Assets....................................................................  $6,569,579     $5,982,307
------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------
Liabilities:
  Deposits.............................................................................  $4,011,323     $3,675,825
  Advances from Federal Home Loan Bank.................................................   1,787,352      1,625,456
  Securities sold under agreements to repurchase.......................................     208,373        157,432
  Other borrowings.....................................................................      65,303         66,640
  Interest payable.....................................................................      24,223         26,331
  Other liabilities....................................................................     135,391        126,055
------------------------------------------------------------------------------------------------------------------
  Total Liabilities....................................................................   6,231,965      5,677,739
------------------------------------------------------------------------------------------------------------------
Commitments and contingencies..........................................................          --             --
------------------------------------------------------------------------------------------------------------------
Stockholders' equity:
   Preferred stock, $.01 par value; 10,000,000 shares authorized;
     none issued.......................................................................          --             --
   Common stock, $.01 par value; 25,000,000 shares authorized;
     14,272,793 and 14,160,039 shares issued and outstanding...........................         143            142
   Additional paid-in capital..........................................................     146,530        144,739
   Unrealized holding gain on securities available for sale, net.......................          86            198
   Retained earnings, substantially restricted.........................................     190,855        159,489
------------------------------------------------------------------------------------------------------------------
       Total Stockholders' Equity......................................................     337,614        304,568
------------------------------------------------------------------------------------------------------------------
       Total Liabilities and Stockholders' Equity......................................  $6,569,579     $5,982,307
------------------------------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

                        COMMERCIAL FEDERAL CORPORATION
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

------------------------------------------------------------------------------------------------------------------------------------

(Dollars in Thousands)                                                                                     Net
                                                                       Unrealized                       Unrealized
                                                                      Holding Gain       Retained      Depreciation
                                                        Additional    on Securities      Earnings      on Marketable     Common
                                               Common     Paid-in       Available     (Substantially       Equity         Stock
                                                Stock     Capital     for Sale, Net     Restricted)      Securities    Subscribed
------------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1992                         $   86   $  101,292     $       --     $    120,403       $    (390)    $   32,137
 Issuance of 3,500,000 shares of
    common stock subscribed                        35       32,102             --               --              --        (32,137)
 Issuance of 525,000 shares of common
    stock under over-allotment option               5        4,816             --               --              --             --
 Issuance of 134,019 shares under certain
    compensation and employee plans                 1        1,027             --               --              --             --
 Issuance of 1,250,000 shares on
    exercise of warrants                           12        2,834             --               --              --             --
 Restricted stock and deferred
    compensation plans, net                         1        1,240             --               --              --             --
 Purchase and retirement of 11,726 shares
    of treasury stock                              --         (122)            --               --              --             --
 Net change in value of marketable
    equity securities                              --           --             --               --             390             --
 Net income                                        --           --             --           34,116              --             --
------------------------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1993                          140      143,189             --          154,519              --             --
 Issuance of 90,836 shares under certain
    compensation and employee plans                 1        1,021             --               --              --             --
 Issuance of 16,247 shares of common stock
    upon acquisition of business                    1          169             --               --              --             --
 Restricted stock and deferred
    compensation plans, net                        --          395             --               --              --             --
 Purchase and retirement of 2,844 shares
    of treasury stock                              --          (35)            --               --              --             --
 Unrealized holding gain on securities
    available for sale, net                        --           --            198               --              --             --
 Net income                                        --           --             --            4,970              --             --
------------------------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1994                          142      144,739            198          159,489              --             --
Railroad Financial Corporation activity
  for six months ended June 30, 1994:
    Issuance of 32,473 shares under certain
       compensation and employee plans             --          146             --               --              --             --
    Purchase and retirement of 39,953 shares
       of treasury stock                           --         (590)            --               --              --             --
    Unrealized holding loss on securities
       available for sale, net                     --           --           (728)              --              --             --
    Net Income                                     --           --             --              185              --             --
------------------------------------------------------------------------------------------------------------------------------------

Restated balance at June 30, 1994                 142      144,295           (530)         159,674              --             --
 Issuance of 111,994 shares under certain
    compensation and employee plans                 1        1,333             --               --              --             --
 Restricted stock and deferred
    compensation plans, net                        --        1,173             --               --              --             --
 Purchase and retirement of 17,759 shares
    of treasury stock                              --         (271)            --               --              --             --
 Unrealized holding gain on securities
    available for sale, net                        --           --            616               --              --             --
 Net income                                        --           --             --           31,181              --             --
------------------------------------------------------------------------------------------------------------------------------------


Balance at June 30, 1995                       $  143   $  146,530     $       86     $    190,855       $      --     $       --
====================================================================================================================================


-------------------------------------------------------------
                                                  Total
-------------------------------------------------------------
Balance, June 30, 1992                         $  253,528
 Issuance of 3,500,000 shares of
    common stock subscribed                            --
 Issuance of 525,000 shares of common
    stock under over-allotment option               4,821
 Issuance of 134,019 shares under certain
    compensation and employee plans                 1,028
 Issuance of 1,250,000 shares on
    exercise of warrants                            2,846
 Restricted stock and deferred
    compensation plans, net                         1,241
 Purchase and retirement of 11,726 shares
    of treasury stock                                (122)
 Net change in value of marketable
    equity securities                                 390
 Net income                                        34,116
-------------------------------------------------------------
Balance at June 30, 1993                          297,848
 Issuance of 90,836 shares under certain
    compensation and employee plans                 1,022
 Issuance of 16,247 shares of common stock
    upon acquisition of business                      170
 Restricted stock and deferred
    compensation plans, net                           395
 Purchase and retirement of 2,844 shares
    of treasury stock                                 (35)
 Unrealized holding gain on securities
    available for sale, net                           198
 Net income                                         4,970
-------------------------------------------------------------
Balance at June 30, 1994                          304,568
Railroad Financial Corporation activity
  for six months ended June 30, 1994:
    Issuance of 32,473 shares under certain
       compensation and employee plans                146
    Purchase and retirement of 39,953 shares
       of treasury stock                             (590)
    Unrealized holding loss on securities
       available for sale, net                       (728)
    Net Income                                        185
-------------------------------------------------------------
Restated balance at June 30, 1994                 303,581
 Issuance of 111,994 shares under certain
    compensation and employee plans                 1,334
 Restricted stock and deferred
    compensation plans, net                         1,173
 Purchase and retirement of 17,759 shares
    of treasury stock                                (271)
 Unrealized holding gain on securities
    available for sale, net                           616
 Net income                                        31,181
-------------------------------------------------------------

Balance at June 30, 1995                       $  337,614
=============================================================

         See accompanying Notes to Consolidated Financial Statements.

                        COMMERCIAL FEDERAL CORPORATION
                     CONSOLIDATED STATEMENT OF OPERATIONS

---------------------------------------------------------------------------------------------------------------------------
(Dollars in Thousands Except Per Share Data)                                              Year Ended June 30,
                                                                                  1995           1994           1993
---------------------------------------------------------------------------------------------------------------------------
Interest Income:
  Loans receivable..........................................................   $ 344,109      $ 306,725      $ 321,748
  Mortgage-backed securities................................................      84,404         61,491         52,304
  Investment securities.....................................................      25,855         25,638         30,576
---------------------------------------------------------------------------------------------------------------------------
       Total interest income................................................     454,368        393,854        404,628

Interest Expense:
  Deposits..................................................................     180,163        142,557        139,500
  Advances from Federal Home Loan Bank......................................     109,314         96,216        112,771
  Securities sold under agreements to repurchase............................       7,837          9,592         17,632
  Other borrowings..........................................................       7,212          7,737          6,681
---------------------------------------------------------------------------------------------------------------------------
       Total interest expense...............................................     304,526        256,102        276,584

Net Interest Income.........................................................     149,842        137,752        128,044
Provision for Loan Losses...................................................      (6,408)        (6,248)        (6,185)
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Loan Losses.........................     143,434        131,504        121,859

Other Income (Loss):
  Loan servicing fees.......................................................      24,731         22,227         18,776
  Retail fees and charges...................................................       9,547          9,155          7,874
  Real estate operations....................................................       1,490         (1,449)        (5,243)
  Gain (loss) on sales of loans.............................................      (1,695)         1,433          1,194
  Gain on sales of loan servicing rights....................................       3,519          5,929          6,903
  Other operating income....................................................       7,474          7,398          4,938
---------------------------------------------------------------------------------------------------------------------------
       Total other income...................................................      45,066         44,693         34,442

Other Expense:
  General and administrative expenses-
    Compensation and benefits...............................................      43,737         37,407         35,724
    Occupancy and equipment.................................................      20,925         19,147         18,316
    Regulatory insurance and assessments....................................       9,317          8,217          7,168
    Advertising.............................................................       4,594          3,954          3,201
    Amortization of purchased and originated mortgage loan servicing rights.       8,323          7,671          5,771
    Other operating expenses................................................      15,658         17,719         19,380
---------------------------------------------------------------------------------------------------------------------------
       Total general and administrative expenses............................     102,554         94,115         89,560
  Amortization of goodwill and core value of deposits.......................      10,262         14,131         10,544
  Accelerated amortization of goodwill......................................      21,357             --             --
  Intangible assets valuation adjustment....................................          --         52,703             --
---------------------------------------------------------------------------------------------------------------------------
       Total other expense..................................................     134,173        160,949        100,104

Income Before Income Taxes and Cumulative Effects of
  Changes in Accounting Principles..........................................      54,327         15,248         56,197
Provision for Income Taxes..................................................      23,146         16,875         22,081
---------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Cumulative Effects of Changes in Accounting Principles.      31,181         (1,627)        34,116

Cumulative Effects of Changes in Accounting Principles:
  Change in method of accounting for income taxes...........................          --          6,933             --
  Postretirement benefits, net of income tax benefit of $183................          --           (336)            --
---------------------------------------------------------------------------------------------------------------------------
       Total cumulative effects of changes in accounting principles.........          --          6,597             --
---------------------------------------------------------------------------------------------------------------------------
Net Income..................................................................   $  31,181      $   4,970      $  34,116
---------------------------------------------------------------------------------------------------------------------------

                        COMMERCIAL FEDERAL CORPORATION
               CONSOLIDATED STATEMENT OF OPERATIONS (Continued)

---------------------------------------------------------------------------------------------------------------------------
(Dollars in Thousands Except Per Share Data)                                              Year Ended June 30,
                                                                                  1995           1994           1993
---------------------------------------------------------------------------------------------------------------------------
Earnings Per Common Share:
---------------------------------------------------------------------------------------------------------------------------
  Income (loss) before cumulative effects
    of changes in accounting principles.....................................     $2.16          $(.11)         $2.43
  Cumulative effects of changes in accounting principles....................        --            .46             --
---------------------------------------------------------------------------------------------------------------------------
  Net income................................................................     $2.16          $ .35          $2.43
---------------------------------------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

                        COMMERCIAL FEDERAL CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS

-------------------------------------------------------------------------------------------------------------------------------
(Dollars in Thousands)                                                                      Year Ended June 30,
                                                                                   1995            1994            1993
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................................    $   31,181     $     4,970     $    34,116
Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
     Accelerated amortization of goodwill...................................        21,357              --              --
     Amortization of goodwill and core value of deposits....................        10,262          14,131          10,544
     Intangible assets valuation adjustment.................................            --          52,703              --
     Cumulative effects of changes in accounting principles.................            --          (6,414)             --
     Provisions for loss on loans and real estate...........................         6,607           7,912           7,948
     Depreciation and amortization..........................................         5,613           4,768           4,548
     Accretion of deferred discounts and fees...............................        (2,476)         (9,983)        (10,426)
     Amortization of purchased mortgage loan servicing rights...............         8,323           7,671           5,771
     Amortization of deferred compensation on restricted stock and premiums.         1,340             948           1,740
     Deferred tax provision.................................................        14,374           5,078          11,268
     (Gain) loss on sale of real estate, net................................        (2,198)         (2,231)          3,525
     (Gain) loss on sales of loans, net.....................................         1,695          (1,433)         (1,194)
     Gain on sales of loan servicing rights.................................        (3,519)         (5,929)         (6,903)
     Proceeds from the sale of loans........................................       652,744       1,959,827       1,550,787
     Origination of loans for resale........................................      (332,831)       (996,518)     (1,126,036)
     Purchase of loans for resale...........................................      (378,886)       (977,624)       (693,796)
     (Increase) decrease in interest receivable.............................        (3,781)           (452)          4,856
     Decrease in interest payable...........................................        (2,431)        (11,884)        (10,303)
     (Decrease) increase in other liabilities...............................        (7,021)          2,438         (26,313)
     Other items, net.......................................................        (1,493)        (16,747)         12,101
                                                                                ----------     -----------     -----------
      Total adjustments.....................................................       (12,321)         26,261        (261,883)
                                                                                ----------     -----------     -----------
       Net cash provided (used) by operating activities.....................        18,860          31,231        (227,767)
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of loans..........................................................      (688,313)     (1,117,176)       (398,067)
Origination of loans, net of repayments.....................................       176,911         375,259         257,670
Principal repayments of mortgage-backed securities held to maturity.........       137,060         263,599         215,861
Purchases of mortgage-backed securities held to maturity....................       (11,504)       (214,811)       (149,107)
Proceeds from sale of mortgage-backed securities available for sale.........        40,774          20,821          18,826
Purchase of mortgage-backed securities available for sale...................            --              --         (41,090)
Purchases of investment securities held to maturity.........................       (25,000)       (153,650)       (110,848)
Maturities and repayments of investment securities held to maturity.........        24,172         119,185         169,060
Maturities and repayments of investment securities available for sale.......           800             460          25,224
Proceeds from sale of investment securities available for sale..............        14,797              --          58,306
Purchase of investment securities available for sale........................            --          (1,551)        (80,234)
Acquisitions, net of cash (paid) received...................................        75,414         785,140              --
Purchases of mortgage loan servicing rights.................................        (9,386)         (7,774)        (20,873)
Proceeds from sale of loan servicing rights.................................         3,519           5,981           6,923
Purchases of Federal Home Loan Bank stock...................................       (16,236)         (8,078)         (8,414)
Proceeds from sale of Federal Home Loan Bank stock..........................        13,548           8,408           3,081
Proceeds from sale of real estate...........................................        12,009          21,568          27,903
Payments to acquire real estate.............................................        (1,444)         (2,773)             --
Purchases of premises and equipment, net....................................       (11,241)         (4,403)         (2,910)
Other items, net............................................................            --             504           4,739
                                                                                ----------     -----------     -----------
       Net cash (used) provided by investing activities.....................      (264,120)         90,709         (23,950)
-------------------------------------------------------------------------------------------------------------------------------

                        COMMERCIAL FEDERAL CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

---------------------------------------------------------------------------------------------------------------------------
(Dollars in Thousands)                                                                      Year Ended June 30,
                                                                                   1995            1994            1993
---------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in deposits........................................................    $  103,936     $   121,062     $    70,638
Proceeds from Federal Home Loan Bank advances...............................       617,602         885,290       1,159,032
Repayment of Federal Home Loan Bank advances................................      (506,392)     (1,128,966)       (756,602)
Proceeds from securities sold under agreements to repurchase................       195,755           2,570         143,864
Repayment of securities sold under agreements to repurchase.................      (157,432)             --        (434,481)
Proceeds from issuance of other borrowings..................................         4,000              --          45,741
Repayment of other borrowings...............................................        (5,702)        (10,579)        (23,990)
Issuance of common stock....................................................         1,334           1,022          40,832
Other items, net............................................................          (271)            (35)           (468)
                                                                                ----------     -----------     -----------
       Net cash provided (used) by financing activities.....................       252,830        (129,636)        244,566
---------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS:
Increase (decrease) in net cash position....................................         7,570          (7,696)         (7,151)
Balance, beginning of year..................................................        27,575          35,271          42,422
                                                                                ----------     -----------     -----------
Balance, end of year........................................................    $   35,145     $    27,575     $    35,271
---------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
  Interest expense..........................................................    $  306,634     $   259,705     $   285,621
  Income taxes, net.........................................................         4,179          13,193           7,814
Non-cash investing and financing activities:
  Loans exchanged for mortgage-backed securities............................       189,031         605,490         273,009
  Loans transferred to real estate..........................................         7,853           9,345          19,198
  Loans to facilitate the sale of real estate...............................           583          12,847          15,334
  Reduction in core value of deposits on recognition of
   pre-acquisition tax credits and net operating losses.....................        (6,810)             --              --
  Increase to assets and liabilities from prior business combinations.......            --          15,195              --
---------------------------------------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

                        COMMERCIAL FEDERAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(Columnar Dollars in Footnotes are in Thousands Except Per Share Amounts)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF CONSOLIDATION - The consolidated financial statements are prepared on an accrual basis and include the accounts of Commercial Federal Corporation (the Corporation) and its wholly-owned subsidiary, Commercial Federal Bank, a Federal Savings Bank (the Bank), and all majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Certain amounts for years prior to fiscal year 1995 have been reclassified for comparative purposes.

POOLING OF INTERESTS - On October 2, 1995, the Corporation consummated its acquisition of Railroad Financial Corporation (Railroad), parent company of Railroad Savings Bank, fsb. Pursuant to the terms of the merger agreement 2,156,232 shares of Railroad's common stock were delivered to the Corporation in exchange for approximately 1,377,617 shares of the Corporation's common stock (exchange ratio of .6389 based on an average closing price of $35.063). Cash was paid for fractional shares. Railroad operated 18 branches and 71 agency offices throughout the state of Kansas and at September 30, 1995, had assets of approximately $602,900,000, deposits of approximately $421,400,000 and stockholders' equity of approximately $27,700,000. This acquisition was accounted for as a pooling of interests and, accordingly, the Corporation's historical consolidated financial statements have been restated for all periods prior to the acquisition to include the accounts and results of operations of Railroad. Railroad's results of operations were reported on a calendar year basis previous to its merger into the Corporation. However, in restating prior periods for the most recent fiscal year, Railroad's accounts and results of operations were conformed to the Corporation's four quarters ended June 30, 1995. Accordingly, in changing fiscal years, Railroad's accounts and, results of operations for the six months ended June 30, 1994, including total revenue of $18,129,000 and net income totaling $185,000, were excluded from reported results of operations for the restated combined companies and have been reflected in the Consolidated Statement of Stockholders' Equity.

NATURE OF BUSINESS - The Corporation is a unitary non-diversified savings and loan holding company whose primary asset is the Bank which is a consumer-oriented financial institution that emphasizes single-family residential real estate lending, consumer lending, retail deposit activities, mortgage banking and other retail financial services. The Bank conducts loan origination activities through its branch office network, loan offices of its wholly-owned mortgage banking subsidiary and a nationwide correspondent network.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimated.

CASH AND CASH EQUIVALENTS - For the purpose of reporting cash flows, cash and cash equivalents include cash, restricted cash and federal funds sold. Generally, federal funds are purchased and sold for a one-day period.

CHANGE IN METHOD OF ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES - As of July 1, 1994, the Corporation implemented the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified in three categories and accounted for as follows: (i) debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as "held-to-maturity securities" and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and reported at fair value, with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale securities" and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

In accordance with SFAS No. 115, prior period financial statements have not been restated to reflect the change in accounting method. Accordingly, as permitted by SFAS No. 115, the Corporation classified its investment and mortgage-backed securities as of July 1, 1994, to held to maturity securities and available for sale securities as applicable. The Corporation did not hold any trading securities at June 30, 1995. Realized gains or losses on securities available for sale are based on the specific identification method and are included in results of operations on the trade date.

Premiums and discounts are amortized over the contractual lives of the related securities on the level yield method. Unrealized losses on securities, if any, reflecting a decline in the fair value of such securities to be other than temporary, are charged against income.

MORTGAGE-BACKED SECURITIES HELD TO MATURITY - Mortgage-backed securities are designated as held to maturity because the Corporation has the positive intent and ability to hold the securities to maturity. Mortgage-backed securities represent participating interests in pools of single-family residential first mortgage loans. Collateralized mortgage obligations are debt securities that are secured by mortgage loans or other mortgage-backed securities. A portion of the mortgage-backed securities portfolio also consists of pools of mortgage loans originated by the Corporation and exchanged for mortgage-backed securities ("securitized loans"). These mortgage-backed securities are carried at the Corporation's net investment in the underlying pool of mortgage loans at the time of the exchange.

LOANS - Loans receivable are recorded at the contractual amounts owed by borrowers less unamortized discounts, net of premiums, undisbursed funds on loans in process, deferred loan fees and allowance for loan losses. Interest on loans is accrued to income as earned, except that interest is not accrued on first mortgage loans contractually delinquent three months or more. Any related discounts or premiums on loans purchased are amortized into interest income using the level yield method over the contractual lives of the loans, adjusted for actual prepayments. Loan origination fees, commitment fees and direct loan origination costs are deferred and recognized over the estimated average life of the loan as a yield adjustment. Loans held for sale are carried at the lower of aggregate cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis. Valuation adjustments, if necessary, to reflect the lower of aggregate cost or market value, are recorded to operations.

LOAN SERVICING - The Corporation's mortgage banking subsidiary services real estate loans for investors which are not included in the accompanying consolidated financial statements. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, holding advance payments by borrowers for taxes and insurance, making inspections as required of the mortgage premises, collecting amounts due from delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans for the investors to whom they have been sold. The amount of loans being serviced for others at June 30, 1995, 1994 and 1993, was $5,151,100,000, $4,635,945,000 and $4,327,354,000, respectively. The servicing portfolio is subject to reduction by reason of normal amortization and prepayment or liquidation of outstanding mortgage loans. Fees earned for servicing loans are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred. The mortgage servicing portfolio is covered by servicing agreements pursuant to the mortgage-backed securities programs of the Government National Mortgage Association (GNMA), the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC). Under these agreements, the Corporation may be required to advance funds temporarily to make scheduled payments of principal, interest, taxes or insurance if the borrower fails to make such payments. Although the Corporation cannot charge any interest on such advance funds, the Corporation typically recovers the advances within a reasonable number of days upon receipt of the borrower's payment, or in the absence of such payment, advances are recovered through Federal Housing Authority (FHA) insurance or Veteran's Administration (VA) guarantees or FNMA or FHLMC reimbursement provisions in connection with loan foreclosures. The amount of funds advanced by the Corporation pursuant to servicing agreements is not material.

REAL ESTATE - Real estate includes real estate acquired through foreclosure, real estate in judgment and real estate held for investment, which includes equity in unconsolidated joint ventures and investment in real estate partnerships.

Real estate acquired through foreclosure and in judgment are stated at the lower of cost or fair value minus estimated costs to sell. Valuation allowances for estimated losses on real estate are provided when the carrying value exceeds the fair value minus estimated costs to sell the property.

Real estate held for investment is stated at the lower of cost or net realizable value. Cost includes acquisition costs plus construction costs of improvements, holding costs and costs of amenities incurred to date. Joint venture and partnership investments are carried on the equity method of accounting and, where applicable, are stated at net realizable value. The Corporation's ability to recover the carrying value of real estate held for investment (including capitalized interest) is based upon future sales of land or projects. The ability to affect such sales is subject to market conditions and other factors which may be beyond the Corporation's control.

PROVISIONS FOR LOSSES - As of July 1, 1994, the Corporation implemented the provisions of Statement of Financial Accounting Standards No. 114 (SFAS No.
114), "Accounting by Creditors for Impairment of a Loan," which has been amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." SFAS No. 114 addresses the accounting by creditors for impairment of loans and applies to all loans except large groups of smaller balance homogeneous loans (such as residential real estate and consumer loans) that are collectively evaluated for impairment, loans that are measured at fair value or the lower of cost or market value, leases and debt securities. SFAS No. 114 requires that impaired loans within its scope be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the observable market price of the loan or the fair value of the underlying collateral. The adoption of the provisions of these statements had no material effect on the Corporation's financial position or results of operations.

In addition to providing valuation allowances on specific assets where an impairment in value has been identified, the Corporation establishes general valuation allowances for losses based upon the overall portfolio composition and prior loss experience. Provisions for loan losses are recognized in current operations and are added to the balance of allowances for losses. Recoveries are credited to the allowance.

Provisions for losses include charges to reduce the recorded balances of real estate to their estimated net realizable value or fair value, as applicable. Provisions for losses are incurred when the carrying value of real estate acquired through foreclosure and in judgment exceeds its fair value minus estimated costs to sell, and when the net realizable value for real estate held for investment is lower than the cost of such real estate. Specific losses on real estate are provided when any permanent decline in value occurs. These specific losses are based on independent third party appraisals, sales contract values, and individual assets and their related cash flow forecasts. Therefore, the value used to determine the provision for losses is subject to the reasonableness of these estimates.

ALLOWANCE FOR LOSSES ON BULK PURCHASED LOANS - The Corporation periodically purchases single-family residential seasoned whole loan packages (bulk purchased loans) at net discounts. Portions of such discounts are allocated to allowance for losses (credit allowances) relating to the credit risk associated with each mortgage loan package purchased. These credit allowances are available to absorb possible losses on these bulk purchased loans only and are credited to interest income as actual prepayments of individual loans occur. Collectibility is evaluated throughout the life of the acquired loans and if the estimate of total probable collections is increased or decreased, the amount of the allowance on bulk purchased loans (and the corresponding discount to be amortized) is adjusted accordingly. The adjusted discount is amortized over the remaining life of the mortgage loans adjusted for actual prepayments.

PREMISES AND EQUIPMENT - Land is carried at cost. Buildings, building improvements, leasehold improvements and furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets. Estimated lives are 10 to 50 years for buildings and three to 15 years for furniture, fixtures and equipment. Leasehold improvements are generally amortized on the straight-line method over the terms of the respective leases. Maintenance and repairs are charged to expense as incurred.

INTANGIBLE ASSETS ACQUIRED IN BUSINESS COMBINATIONS - Effective June 30, 1994, the Corporation changed its method of valuation of intangible assets incorporating a fair value concept using a lower of cost or market methodology. This accounting change was considered to be a change in accounting principle inseparable from a change in estimate. Independent valuations are performed annually. Core value of deposits resulting from acquisitions in fiscal years 1994 and 1995 is amortized on an accelerated basis over a period not to exceed 10 years and goodwill is amortized on a straight-line basis over a period not to exceed 20 years.

PURCHASED MORTGAGE LOAN SERVICING RIGHTS - Purchased mortgage loan servicing rights represent the cost of acquiring the right to service mortgage loans. Such costs are capitalized and amortized in proportion to, and over the period of, estimated net loan servicing income. Subsequent to acquisition, servicing rights are valued at the lower of amortized cost or the present value of estimated future net servicing revenue, discounted at a rate implicit at the date of acquisition. Purchased mortgage loan servicing rights are periodically evaluated in relation to the present value of estimated future net servicing revenues and such carrying values are adjusted for indicated impairments based on management's best estimate of remaining cash flows. Such estimates may vary from actual cash flows due to prepayments of the underlying mortgage loans and increases in servicing costs.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - The Corporation enters into sales of securities under agreements to repurchase with primary dealers only, which provide for the repurchase of the same security. Securities sold under agreements to purchase identical securities are collateralized by assets which are held in safekeeping in the name of the Corporation by the dealers who arranged the transaction. Securities sold under agreements to repurchase are treated as financings and the obligations to repurchase such securities are reflected as a liability. The securities underlying the agreements remain in the asset accounts of the Corporation.

HEDGING - The Bank has historically invested in interest-earning assets that have a longer duration than its interest-bearing liabilities. The shorter duration of the interest-sensitive liabilities indicates that the Bank is exposed to interest rate risk. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing the market value of long-term interest-earning assets and net interest income.

To mitigate this risk, interest rate swaps, interest rate caps and put options on Eurodollar future contracts have historically been utilized to hedge the interest rate exposure on certain interest-sensitive liabilities. It has been the general policy of the Bank to move toward a natural, rather than a synthetic, management of its interest rate risk. Therefore, the Bank has allowed such hedging instruments to expire upon maturity while extending the maturities and locking in fixed interest rates on certain borrowings, primarily advances from the Federal Home Loan Bank, which has helped to reduce the Bank's one-year cumulative gap mismatch. The Bank reports interest rate swaps using settlement accounting whereby the net amount on interest rate swaps is recognized as an adjustment to interest expense.

In October 1994, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 119 (SFAS No. 119), "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments," which requires disclosures about amounts, nature and terms of derivative financial instruments (such as futures; forward, swap and option contracts; and other financial instruments with similar characteristics). The provisions of SFAS No. 119 are effective as of June 30, 1995. Because this statement requires only disclosures about derivative financial instruments and does not require adjustments to any such instruments, the provisions of SFAS No. 119 do not affect the Corporation's financial position or results of operations.

INCOME TAXES - The Corporation files consolidated federal income tax returns. The Corporation and its subsidiaries have entered into a tax-sharing agreement that provides for the allocation and payment of federal and state income taxes. The provision for income taxes of each corporation is computed on a separate company basis, subject to certain adjustments.

Effective July 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Railroad's adoption of the provisions of this statement was changed from the year ended December 31, 1992 to the year ended December 31, 1993 to conform to the Corporation's adoption, and therefore is included in the cumulative effect of changes in accounting principles for the fiscal year ended June 30, 1994. This statement supersedes both Accounting Principles Board Opinion No. 11 (APB Opinion No. 11) and the guidance of APB Opinion No. 23 on the tax treatment of savings and loan bad debt reserves. SFAS No. 109 calculates income taxes on the liability method, under which the net deferred tax asset or liability is determined based on the tax effects of the differences between the book and tax bases of the various assets and liabilities of the Corporation and gives current recognition to changes in tax rates and laws. The effect of applying the provisions of SFAS No. 109 was a one-time adjustment that increased net income for fiscal year 1994 by $6,933,000 ($.48 per share) recorded as a cumulative effect of a change in accounting principle resulting from increasing the net deferred tax liability by $8,262,000 offset by additional deferred taxes totaling $15,195,000 recorded to adjust the assets and liabilities for prior business combinations from net-of-tax to pre-tax amounts. The principal temporary difference creating this increase to net income is the Bank's reserve for losses on loans and real estate. In addition, valuation allowances were established against certain deferred tax assets recorded for state income tax purposes.

EARNINGS PER SHARE - Earnings per common share are calculated on the basis of the weighted average common shares outstanding and those outstanding options and warrants that are dilutive.

NOTE 2.  PURCHASE ACQUISITIONS:

FIRST BANK, FSB - On June 23, 1995 the Corporation acquired from First Bank insured deposits approximating $90,700,000 and seven branches located in Kansas. This acquisition has been accounted for as a purchase resulting in core value of deposits recorded from this transaction totaling $2,798,000 and goodwill totaling $354,000. Such core value of deposits is being amortized on a straight-line basis over seven years and goodwill on a straight-line basis over 20 years.

PROVIDENT FEDERAL SAVINGS BANK - On April 3, 1995, the Corporation consummated the acquisition of Provident Federal Savings Bank of Lincoln, Nebraska (Provident) by purchasing all 140,000 outstanding shares of Provident's common stock at $53.75 per share for $7,525,000 in cash. Provident operated a traditional thrift operation with five branches located in the Lincoln metropolitan area. At April 3, 1995, Provident had assets totaling approximately $96,500,000, deposits totaling approximately $58,100,000 and stockholders' equity approximating $4,600,000. This acquisition has been accounted for as a purchase. Core value of deposits totaling $2,591,000 and goodwill totaling $713,000 were recorded from this transaction.

HOME FEDERAL SAVINGS AND LOAN - On July 15, 1994, the Corporation consummated the acquisition of Home Federal Savings and Loan (Home Federal) by purchasing all 236,212 outstanding shares of Home Federal's common stock at $38.17 per share for approximately $9,016,000 in cash. Home Federal operated two branches in Ada, Oklahoma. At July 15, 1994, Home Federal had total assets approximating $100,200,000, deposits approximating $87,300,000 and stockholders' equity approximating $8,700,000. This acquisition has been accounted for as a purchase. Core value of deposits totaling $1,331,000 were recorded from this transaction.

FRANKLIN FEDERAL SAVINGS ASSOCIATION - On June 10, 1994, the Corporation acquired $255,735,000 of insured deposits of the former Franklin Federal Savings Association of Kansas (Franklin Federal) from the Resolution Trust Corporation at a cost of $7,674,000. In fiscal year 1995 the Corporation also acquired four branches and the related equipment of Franklin Federal at a cost of $876,000. This acquisition has been accounted for as a purchase. Core value of deposits totaling $8,049,000 and goodwill totaling $451,000 were recorded from this transaction.

Core value of deposits resulting from the last three aforementioned acquisitions is amortized on an accelerated basis over 10 years and goodwill is amortized on a straight-line basis over 20 years. The effect of these acquisitions on a pro forma basis as if such acquisitions had occurred at the beginning of the fiscal years 1995 and 1994 has not been presented because such effect on the Corporation's consolidated financial statements was not material.

NOTE 3.  INVESTMENT SECURITIES:

Investment securities are summarized as follows:

------------------------------------------------------------------------------------------------------------------
                                                                             Gross         Gross
                                                              Amortized    Unrealized   Unrealized     Fair
June 30, 1995                                                   Cost         Gains        Losses       Value
------------------------------------------------------------------------------------------------------------------
Available for Sale:
   U.S. Treasury and other Government agency obligations....  $   3,001      $    --     $    (13)   $   2,988
------------------------------------------------------------------------------------------------------------------
   Weighted average interest rate...........................       6.64%
------------------------------------------------------------------------------------------------------------------

Held to Maturity:
   U.S. Treasury and other Government agency obligations....  $ 296,443      $ 1,078     $ (3,743)   $ 293,778
   Other securities.........................................      1,050           --          (23)       1,027
------------------------------------------------------------------------------------------------------------------
                                                              $ 297,493      $ 1,078     $ (3,766)   $ 294,805
------------------------------------------------------------------------------------------------------------------
   Weighted average interest rate...........................       6.26%
------------------------------------------------------------------------------------------------------------------
                                                                             Gross         Gross
                                                              Amortized    Unrealized   Unrealized     Fair
June 30, 1995                                                   Cost         Gains        Losses       Value
------------------------------------------------------------------------------------------------------------------
Available for Sale:
   U.S. Treasury and other Government agency obligations....  $   5,342      $    18     $     --    $   5,360
------------------------------------------------------------------------------------------------------------------
   Weighted average interest rate...........................       5.07%
------------------------------------------------------------------------------------------------------------------

Held to Maturity:
   U.S. Treasury and other Government agency obligations....  $ 285,397      $ 2,181     $ (9,222)   $ 278,356
   Other securities.........................................         50           --           --           50
------------------------------------------------------------------------------------------------------------------
                                                              $ 285,447      $ 2,181     $ (9,222)   $ 278,406
------------------------------------------------------------------------------------------------------------------
   Weighted average interest rate...........................       6.15%
------------------------------------------------------------------------------------------------------------------

At June 30, 1995 and 1994, investment securities totaling $659,000 and $4,999,000, respectively, were pledged to secure public funds.

The amortized cost and fair value of investment securities by contractual maturity at June 30, 1995, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

-------------------------------------------------------------------------------------------------
                                               Available for Sale         Held to Maturity
                                             ----------------------    --------------------------
                                             Amortized       Fair      Amortized       Fair
                                               Cost         Value        Cost         Value
-------------------------------------------------------------------------------------------------
Due in one year or less...................   $   1,000    $   1,000    $  44,953    $  44,976
Due after one year through five years.....       2,001        1,988      231,550      229,310
Due after five years through ten years....          --           --       20,990       20,519
Due after ten years.......................          --           --           --           --
-------------------------------------------------------------------------------------------------
                                             $   3,001    $   2,988    $ 297,493    $ 294,805
-------------------------------------------------------------------------------------------------

During the fiscal years ended June 30, 1995 and 1994, there were no sales of investment securities. During fiscal year 1995 the Corporation acquired investment securities totaling approximately $14,797,000 as part of the acquisition of Home Federal and Provident. These securities were sold shortly after acquisition at their fair market values resulting in no gain or loss. Proceeds from the sales of certain investment securities totaled $58,306,000 for the fiscal year ended June 30, 1993, with gross realized gains totaling $74,000 and gross realized losses totaling $308,000 with such net loss of $234,000 included in other operating income.

NOTE 4.  MORTGAGE-BACKED SECURITIES:

Mortgage-backed securities are summarized as follows:

--------------------------------------------------------------------------------------------------------------
                                                                        Gross          Gross
                                                        Amortized     Unrealized     Unrealized      Fair
June 30, 1995                                             Cost          Gains          Losses       Value
--------------------------------------------------------------------------------------------------------------

Available for Sale:
   Federal Home Loan Mortgage Corporation..............$   21,454     $    144    $       (89)   $    21,509
   Government National Mortgage Association............     8,982          196            (27)         9,151
   Federal National Mortgage Association...............       370            4             --            374
   Collateralized Mortgage Obligations.................     6,022            5            (87)         5,940
--------------------------------------------------------------------------------------------------------------
                                                       $   36,828     $    349    $      (203)   $    36,974
--------------------------------------------------------------------------------------------------------------
   Weighted average interest rate......................      7.01%
--------------------------------------------------------------------------------------------------------------

Held to Maturity:
   Federal Home Loan Mortgage Corporation..............$  190,136     $  1,457    $    (2,495)   $   189,098
   Government National Mortgage Association............   778,855        2,045        (10,971)       769,929
   Federal National Mortgage Association...............   269,314        3,721         (2,633)       270,402
   Collateralized Mortgage Obligations.................    58,114           29         (1,352)        56,791
   Privately Issued Mortgage Pool Securities...........    31,514        1,781           (182)        33,113
--------------------------------------------------------------------------------------------------------------
                                                       $1,327,933     $  9,033    $   (17,633)   $ 1,319,333
--------------------------------------------------------------------------------------------------------------
   Weighted average interest rate......................      6.36%
--------------------------------------------------------------------------------------------------------------
                                                                        Gross          Gross
                                                        Amortized     Unrealized     Unrealized      Fair
June 30, 1994                                             Cost          Gains          Losses       Value
--------------------------------------------------------------------------------------------------------------

Available for Sale:
   Federal Home Loan Mortgage Corporation..............$   23,646     $      5    $      (259)   $    23,392
   Government National Mortgage Association............    11,269          358            (11)        11,616
   Federal National Mortgage Association...............       419            1             (3)           417
   Collateralized Mortgage Obligations.................     9,542           44             --          9,586
--------------------------------------------------------------------------------------------------------------
                                                       $   44,876     $    408    $      (273)   $    45,011
--------------------------------------------------------------------------------------------------------------
   Weighted average interest rate......................      5.97%
--------------------------------------------------------------------------------------------------------------

Held to Maturity:
   Federal Home Loan Mortgage Corporation..............$  218,256     $  1,955    $    (6,218)   $   213,993
   Government National Mortgage Association............   678,927            2        (40,106)       638,823
   Federal National Mortgage Association...............   299,520        2,256         (9,330)       292,446
   Collateralized Mortgage Obligations.................    68,140            6         (3,089)        65,057
   Privately Issued Mortgage Pool Securities...........    40,548        1,786           (293)        42,041
--------------------------------------------------------------------------------------------------------------
                                                       $1,305,391     $  6,005    $   (59,036)   $ 1,252,360
--------------------------------------------------------------------------------------------------------------
   Weighted average interest rate......................      5.74%
--------------------------------------------------------------------------------------------------------------

Mortgage-backed securities held to maturity at June 30 are classified by type of interest payment and contractual maturity term as follows:

------------------------------------------------------------------------------------------------------
                                              1995                                   1994
                           --------------------------------------   ----------------------------------
                            Amortized         Fair       Weighted    Amortized      Fair      Weighted
                              Cost            Value        Rate        Cost         Value       Rate
------------------------------------------------------------------------------------------------------
Adjustable rate.............$  780,311     $  774,262       6.08%   $  717,055   $  688,893     5.07%
Fixed-rate, 5-year term.....    16,274         16,028       6.03        17,997       17,287     5.70
Fixed-rate, 7-year term.....    50,399         49,575       6.29        54,979       51,930     5.97
Fixed-rate, 15-year term....   308,335        305,954       6.76       315,236      299,056     6.65
Fixed-rate, 30-year term....   114,501        116,724       7.49       131,984      130,137     7.35
------------------------------------------------------------------------------------------------------
                             1,269,820      1,262,543       6.38     1,237,251    1,187,303     5.77
Collateralized mortgage
   obligations..............    58,113         56,790       5.96        68,140       65,057     5.32
------------------------------------------------------------------------------------------------------
                            $1,327,933     $1,319,333       6.36%   $1,305,391   $1,252,360     5.74%
------------------------------------------------------------------------------------------------------

As of June 30, 1995 the Corporation recorded an unrealized gain on securities available for sale as an increase to stockholders' equity totaling $134,000, net of a deferred income tax benefit of approximately $48,000.

Proceeds from the sale of mortgage-backed securities available for sale totaled $40,774,000, $20,821,000 and $18,826,000, respectively, for the fiscal years ended June 30, 1995, 1994 and 1993 resulting in net pre-tax losses of $41,000 and $292,000, respectively, for fiscal years 1995 and 1993 and a net pre-tax gain of $220,000 for fiscal year 1994 all of which are included in other operating income. During fiscal year 1995 the Corporation acquired mortgage-backed securities totaling $34,756,000 as part of the acquisition of Home Federal and Provident which were sold shortly after acquisition at their fair market values resulting in no gain or loss. Additional sales during fiscal years 1995, 1994 and 1993 were through the Corporation's mortgage banking operations resulting from originated residential loans that were subsequently securitized.

At June 30, 1995 and 1994, the Corporation pledged mortgage-backed securities totaling $317,701,000 and $227,410,000, respectively, as collateral for collateralized mortgage obligations, public funds, securities sold under agreements to repurchase, Federal Home Loan Bank advances, interest rate swap agreements and other borrowings.


NOTE 5.  LOANS HELD FOR SALE:

Loans held for sale from mortgage banking operations at June 30, 1995 and 1994, totaled $113,385,000 and $187,679,000, respectively, with weighted average rates of 8.02% and 6.89%, respectively. Loans held for sale are secured by single-family residential properties consisting of fixed and adjustable rate mortgage loans totaling $83,598,000 and $29,787,000, respectively, at June 30, 1995, and $135,078,000 and $52,601,000, respectively, at June 30, 1994.

NOTE 6.  LOANS RECEIVABLE:

Loans receivable at June 30 are summarized as follows:

--------------------------------------------------------------------------------------------------
                                                                            1995           1994
--------------------------------------------------------------------------------------------------
Conventional mortgage loans.............................................$ 3,583,517   $ 3,048,106
FHA and VA loans........................................................    340,864       358,403
Commercial real estate loans............................................    210,676       205,162
Consumer and other loans................................................    242,697       197,892
Construction loans......................................................    186,679        53,381
--------------------------------------------------------------------------------------------------
                                                                          4,564,433     3,862,944
Less:
   Unamortized discounts, net of premiums...............................     (5,957)       (1,762)
   Loans-in-process.....................................................    (80,211)      (32,085)
   Deferred loan fees, net..............................................     (2,495)       (1,505)
   Allowance for loan losses............................................    (48,463)      (44,645)
--------------------------------------------------------------------------------------------------
                                                                        $ 4,427,307   $ 3,782,947
--------------------------------------------------------------------------------------------------
Weighted average interest rate..........................................       8.26%         7.76%
--------------------------------------------------------------------------------------------------

At June 30, 1995, conventional, FHA and VA loans, including loans held for sale, totaling $4,215,956,000 are secured by single-family residential properties located as follows: 19% in Nebraska and Colorado, 7% in Kansas, 5% each in Texas, Georgia and Oklahoma, and the remaining 40% in 44 other states. At June 30, 1994, conventional, FHA and VA loans, including loans held for sale, totaling $ 3,646,312,000 are secured by single-family residential properties located as follows: 21% in Nebraska, 19% in Colorado, 8% in Kansas, 6% in Georgia, 5% in Texas, and the remaining 41% in 45 other states. The commercial real estate portfolio at June 30, 1995, is secured by properties located as follows: 44% in Colorado, 14% in Nebraska, 12% in Kansas, 8% in Florida and the remaining 22% in 16 other states. The commercial real estate portfolio at June 30, 1994, is secured by properties located as follows: 57% in Colorado, 11% in Nebraska, 10% in Florida and the remaining 22% in 14 other states.

Nonperforming loans at June 30, 1995 and 1994, aggregated $32,258,000 and $33,492,000, respectively. Of the nonperforming loans at June 30, 1995, approximately 12% are secured by properties located in California, 11% in Texas, 9% in Colorado, 8% in Georgia, 6% in Nebraska and Missouri, and the remaining 48% located in 44 other states. Of the nonperforming loans at June 30, 1994, approximately 15% are secured by properties located in Colorado, 13% in Texas, 12% in California, 7% in Georgia, 5% in Missouri and Nebraska, and the remaining 43% located in 31 other states.

Also included in loans receivable at June 30, 1995 and 1994, are loans with carrying values of $20,984,000 and $23,591,000, respectively, the terms of which have been modified in troubled debt restructurings. During the fiscal years ended June 30, 1995 and 1994, the Corporation recognized interest income on these loans aggregating $1,677,000 and $1,954,000, respectively, whereas under their original terms the Corporation would have recognized interest income of $1,900,000 and $2,202,000, respectively. At June 30, 1995, the Corporation had no material commitments to lend additional funds to borrowers whose loans were subject to troubled debt restructuring.

At June 30, 1995 and 1994, the Corporation had pledged substantially all single-family residential loans as collateral for Federal Home Loan Bank advances, securities sold under agreements to repurchase and other borrowings.

NOTE 7.  REAL ESTATE:

Real estate at June 30 is summarized as follows:

--------------------------------------------------------------------------------------------------------------------

                                                                                                 1995       1994
--------------------------------------------------------------------------------------------------------------------
Real estate owned and in judgment, net of allowance for losses of $4,583 and $4,956.............$ 7,260    $14,636

Real estate held for investment, which includes equity in unconsolidated joint ventures and investments in real estate partnerships, net of
  allowance for losses of $1,391 and $1,416.....................................................  9,526      9,738
--------------------------------------------------------------------------------------------------------------------
                                                                                                $16,786    $24,374
--------------------------------------------------------------------------------------------------------------------

Commercial and residential real estate comprise approximately 77% and 23%, respectively, of the total amount of real estate at June 30, 1995, and approximately 81% and 19%, respectively, of the total amount of real estate at June 30, 1994. Real estate located by states at June 30, 1995, is as follows:
48% in Nebraska, 33% in Colorado, 5% in Texas, and the remaining 14% in 18 other states. Real estate located by states at June 30, 1994, is as follows: 34% in Nebraska, 29% in Texas, 14% in Colorado, 9% in California and the remaining 14% in 14 other states.

NOTE 8.  ALLOWANCE FOR LOSSES ON LOANS AND REAL ESTATE:

An analysis of the allowance for losses on loans and real estate is summarized as follows:

-----------------------------------------------------------------------------------------------------------------

                                                                      Loans         Real Estate        Total
-----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1992...............................................$ 50,704         $ 4,413        $ 55,117
-----------------------------------------------------------------------------------------------------------------

Provision charged to operations......................................   6,185           1,763           7,948
Charges..............................................................  (3,782)         (1,270)         (5,052)
Recoveries...........................................................   1,261             832           2,093
Estimated allowance for purchased loans..............................     173              --             173
Change in estimate of allowance for purchased loans..................  (5,334)             --          (5,334)
Charge-offs to allowance for purchased loans.........................  (2,299)             --          (2,299)
-----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1993...............................................  46,908           5,738          52,646
-----------------------------------------------------------------------------------------------------------------

Provision charged to operations......................................   6,248           1,664           7,912
Charges..............................................................  (4,098)         (1,367)         (5,465)
Recoveries...........................................................     743             337           1,080
Estimated allowance for purchased loans..............................      39              --              39
Change in estimate of allowance for purchased loans..................  (4,357)             --          (4,357)
Charge-offs to allowance for purchased loans.........................    (632)             --            (632)
-----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1994 (1)...........................................  44,851           6,372          51,223
-----------------------------------------------------------------------------------------------------------------

Provision charged to operations......................................   6,408             199           6,607
Charges..............................................................  (3,771)           (683)         (4,454)
Recoveries...........................................................   1,334             152           1,486
Allowances from purchase acquisitions................................   1,818              --           1,818
Railroad activity for the six months ended June 30, 1994, net........     (58)            (66)           (124)
Change in estimate of allowance for purchased loans..................  (1,705)             --          (1,705)
Charge-offs to allowance for purchased loans.........................    (336)             --            (336)
-----------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995 (1)...........................................$ 48,541         $ 5,974        $ 54,515
-----------------------------------------------------------------------------------------------------------------

(1) At June 30, 1995 and 1994, includes $78,000 and $206,000, respectively, in general allowance for losses established primarily to cover risks associated with borrowers' delinquencies and defaults on loans held for sale. At June 30, 1993, there was no allowance for losses on loans held for sale.

--------------------------------------------------------------------------------

Bulk loan purchases acquired at a discount are allocated an estimated allowance for purchased loans that will be available for potential losses in the future on a particular loan package with any excess over the allowance recorded as a discount. At June 30, 1995, 1994 and 1993, $15,280,000, $17,321,000 and
$22,271,000, respectively, has been allocated from these discount amounts to provide for the credit risk associated with such purchased loans. This estimated allowance for purchased loans is available only to absorb losses associated with the respective purchased loan packages, and is not available to absorb losses from other loans.

NOTE 9.  PREMISES AND EQUIPMENT:

Premises and equipment at June 30 are summarized as follows:

------------------------------------------------------------------------------------------------

                                                                       1995             1994
------------------------------------------------------------------------------------------------
Land.................................................................$ 10,681         $  9,705
Buildings and improvements...........................................  54,177           48,745
Leasehold improvements...............................................   2,640            2,692
Furniture, fixtures and equipment....................................  56,336           47,610
------------------------------------------------------------------------------------------------
                                                                      123,834          108,752
Less accumulated depreciation and amortization.......................  56,630           51,083
------------------------------------------------------------------------------------------------
                                                                     $ 67,204         $ 57,669
------------------------------------------------------------------------------------------------

Depreciation and amortization of premises and equipment, included in occupancy and equipment expenses, totaled $5,613,000, $4,768,000 and $4,548,000 for the fiscal years ended June 30, 1995, 1994 and 1993, respectively.

The Bank has operating lease commitments on certain premises and equipment. Rent expense totaled $2,939,000, $2,690,000 and $2,289,000 for the fiscal years ended June 30, 1995, 1994 and 1993, respectively. Annual minimum operating lease commitments as of June 30, 1995, are as follows: 1996 - $1,854,000; 1997
- $1,368,000; 1998 - $953,000; 1999 - $833,000; 2000 - $652,000; 2001 and
thereafter - $5,243,000.

NOTE 10.  GOODWILL AND CORE VALUE OF DEPOSITS:

An analysis of goodwill and core value of deposits is summarized as follows:

------------------------------------------------------------------------------------------------------------------

                                                                                      Core Value
                                                                      Goodwill        of Deposits      Total
------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1992...............................................$   64,532       $   33,958     $   98,490
Amortization expense.................................................    (6,807)          (3,737)       (10,544)
------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1993...............................................    57,725           30,221         87,946
------------------------------------------------------------------------------------------------------------------
Additions from acquisitions..........................................       359           28,674         29,033
Adoption of SFAS No. 109 for prior business combinations.............        --           15,692         15,692
Valuation adjustment.................................................   (29,267)         (20,763)       (50,030)
Amortization expense.................................................    (6,241)          (7,890)       (14,131)
Sale of an investment in a subsidiary................................      (849)              --           (849)
------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1994...............................................    21,727           45,934         67,661
------------------------------------------------------------------------------------------------------------------
Additions from acquisitions, net.....................................     1,510            6,521          8,031
Accelerated amortization expense.....................................   (21,357)              --        (21,357)
Write-off due to recognition of pre-acquisition
 tax credits and net operating losses................................        --           (6,810)        (6,810)
Amortization expense.................................................       (48)         (10,214)       (10,262)
------------------------------------------------------------------------------------------------------------------

Balance, June 30, 1995...............................................$    1,832       $   35,431     $   37,263
------------------------------------------------------------------------------------------------------------------

An appraisal performed in fiscal year 1994 by an independent third party of the existing intangible assets relating to acquisitions during 1986 through 1988 of five troubled savings institutions located in Colorado, Kansas and Oklahoma resulted in a fair value estimate of $41,000,000, and therefore, recognition of an impairment of recorded intangible assets of $52,703,000 at June 30, 1994. The appraisal of $41,000,000 was classified as core value of deposits totaling $19,643,000 and goodwill totaling $21,357,000. The effect of this accounting change was a charge to fiscal year 1994 results of operations totaling $52,703,000, with an income tax benefit of $8,765,000, resulting in a loss of $43,938,000. Effective July 1, 1994, the remaining $19,643,000 of identifiable intangible assets classified as core value of deposits is being amortized on a straight-line basis over the remaining respective lives, of which all were original 10 year terms, with the primary amount to be fully amortized as of April 30, 1997. Goodwill of $21,357,000 has been amortized over the first six months of fiscal year 1995. No adjustment was made to the intangible assets resulting from the Corporation's acquisitions during fiscal year 1995 or 1994.

NOTE 11.  DEPOSITS:

Deposits at June 30 are summarized as follows:

------------------------------------------------------------------------------------------------------------------

                                                                       1995                       1994
                                                              ----------------------      ------------------------

Description and interest rates                                Amount           %           Amount           %
------------------------------------------------------------------------------------------------------------------
Passbook accounts (average of 4.38% and 2.93%)............... $   549,857      13.7%      $   475,932      12.9%
NOW accounts (average of .93% and .95%)......................     296,552       7.4           275,721       7.5
Market rate savings (average of 3.36% and 2.80%).............     190,994       4.8           245,948       6.7
------------------------------------------------------------------------------------------------------------------
Total savings (no stated maturities).........................   1,037,403      25.9           997,601      27.1
------------------------------------------------------------------------------------------------------------------

Certificates of deposit:
  Less than 3.00%............................................      11,846        .3            15,876        .4
   3.00% - 3.99%.............................................      67,404       1.7           691,464      18.8
   4.00% - 4.99%.............................................     518,061      12.9           870,124      23.7
   5.00% - 5.99%.............................................   1,017,841      25.4           741,221      20.2
   6.00% - 6.99%.............................................   1,026,035      25.5           210,230       5.7
   7.00% - 7.99%.............................................     290,950       7.2            90,973       2.5
   8.00% - 8.99%.............................................      34,798        .9            45,100       1.2
   9.00% and over............................................       6,985        .2            13,236        .4
------------------------------------------------------------------------------------------------------------------

Total certificates of deposit (fixed maturities;
average of 5.33% and 5.13%)..................................   2,973,920      74.1         2,678,224      72.9
------------------------------------------------------------------------------------------------------------------
                                                              $ 4,011,323     100.0%      $ 3,675,825     100.0%
------------------------------------------------------------------------------------------------------------------

Interest expense on deposit accounts for the years ended June 30 issummarized as follows:

------------------------------------------------------------------------------------------------------------------
                                                                           1995          1994         1993
------------------------------------------------------------------------------------------------------------------
Passbook accounts...................................................... $  23,696     $   8,729    $   5,749
NOW accounts...........................................................     2,586         2,882        2,730
Market rate savings....................................................     7,356         5,881        6,379
Certificates of deposit................................................   146,525       125,065      124,642
------------------------------------------------------------------------------------------------------------------
                                                                        $ 180,163     $ 142,557    $ 139,500
------------------------------------------------------------------------------------------------------------------

At June 30, 1995, scheduled maturities of certificates of deposit are as follows:

----------------------------------------------------------------------------------------------------------------------
                                                      Year Ending June 30,
                       -----------------------------------------------------------------------------------------------
         Rate              1996          1997          1998          1999         2000      Thereafter       Total
----------------------------------------------------------------------------------------------------------------------

Less than 3.00% ..... $     9,061     $     426     $      95     $      18     $     11     $  2,235     $    11,846
 3.00%  - 3.99% .....      62,679         4,014           684            27           --           --          67,404
 4.00%  - 4.99% .....     467,509        41,404         6,950         1,825           68          305         518,061
 5.00%  - 5.99% .....     684,440       167,222        68,979        87,363        5,167        4,670       1,017,841
 6.00%  - 6.99% .....     601,585       291,865        90,774        25,475       11,983        4,353       1,026,035
 7.00%  - 7.99% .....      31,944       167,253        72,076        14,128        4,620          929         290,950
 8.00%  - 8.99% .....      19,811         4,149         8,599         1,308          783          148          34,798
 9.00% and over .....       2,447           102         4,299           123           14           --           6,985
----------------------------------------------------------------------------------------------------------------------
                      $ 1,879,476     $ 676,435     $ 252,456     $ 130,267     $ 22,646     $ 12,640     $ 2,973,920
----------------------------------------------------------------------------------------------------------------------

At June 30, 1995 and 1994, deposits of certain state and municipal agencies and other various non-retail entities were collateralized by mortgage-backed securities with carrying values of $44,132,000 and $11,374,000, respectively, and investment securities with carrying values of $659,000 and $4,999,000, respectively.

In accordance with regulatory requirements, at June 30, 1995 and 1994, the Corporation maintained $11,197,000 and $11,035,000, respectively, in cash on hand and deposits at the Federal Reserve Bank in noninterest earning reserves against certain transaction checking accounts and nonpersonal certificates of deposit.



NOTE 12.  ADVANCES FROM THE FEDERAL HOME LOAN BANK:

At June 30 the Corporation was indebted to the Federal Home Loan Bank of Topeka on notes maturing as follows:

---------------------------------------------------------------------------------------------------
                                                  1995                               1994
                                 ----------------------------------------  ------------------------

                                                    Weighted               Weighted
                                      Interest       Average               Average
Year Ending June 30,                 Rate Range       Rate       Amount      Rate     Amount
---------------------------------------------------------------------------------------------------
1995.............................                                            5.23%   $   548,287
1996.............................  4.45% - 10.75%      6.15%   $  766,214    6.04        245,672
1997.............................  4.61  -  9.25       5.67       721,633    5.15        583,615
1998.............................  5.06  -  7.90       5.74       252,797    5.59        221,077
1999.............................  5.25  -  6.21       5.70        35,608    5.50         26,805
2000.............................  6.78  -  7.19       6.79        10,350
Thereafter.......................  6.55                6.55           750
---------------------------------------------------------------------------------------------------
                                   4.45% - 10.75%      5.89%   $1,787,352    5.37%   $ 1,625,456
---------------------------------------------------------------------------------------------------

At June 30, 1995 and 1994, the Corporation had pledged a portion of its real estate loans and mortgage-backed securities as well as Federal Home Loan Bank stock as collateral for outstanding advances. At June 30, 1995 and 1994, there were no commitments for advances from the Federal Home Loan Bank.

NOTE 13.  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:

At June 30, 1995 and 1994, securities sold under agreements to repurchase identical securities totaled $208,373,000 and $157,432,000, respectively, with weighted average interest rates of 7.08% and 6.08%, respectively. There were no securities sold under agreements to repurchase substantially identical securities at June 30, 1995 or 1994. An analysis of securities sold under agreements to repurchase identical securities for the years ended June 30 is summarized as follows:

------------------------------------------------------------------------------------------------------
                                                                               1995           1994
------------------------------------------------------------------------------------------------------
Maximum month-end balance...................................................$ 208,373      $ 157,432
------------------------------------------------------------------------------------------------------
Average balance.............................................................$ 103,223      $ 155,897
------------------------------------------------------------------------------------------------------
Weighted average interest rate during the period............................     7.59%          6.15%
Weighted average interest rate at end of period.............................     7.08%          6.08%
------------------------------------------------------------------------------------------------------

At June 30, 1995, securities sold under agreements to repurchase had maturities ranging from August 1995 to June 1997 with a weighted average maturity at June 30, 1995, of 465 days. At June 30, 1995 and 1994, mortgage-backed securities with carrying values totaling $247,413,000 and $172,467,000, respectively, and market values totaling $244,772,000 and $168,506,000, respectively, were pledged as collateral for securities sold under agreements to repurchase.

It is the Corporation's policy to enter into repurchase agreements only with major brokerage firms that are primary dealers in government securities. At June 30, 1995, repurchase agreements with the amount at risk in excess of 10.0% of stockholders' equity were with Morgan Stanley & Co. Incorporated and the Federal Home Loan Mortgage Corporation totaling $160,755,000 and $35,000,000, respectively, with weighted average maturities of 444 and 707 days, respectively.

NOTE 14.  OTHER BORROWINGS:

Other borrowings at June 30 consist of the following:

-------------------------------------------------------------------------------------------------------------
                                                                                  1995           1994
-------------------------------------------------------------------------------------------------------------
Subordinated notes, interest 10.25%, due December 15, 1999......................$ 40,250       $ 40,250
Collateralized mortgage obligations.............................................  12,454         16,567
Senior notes, interest 10.00%, due January 31, 1999.............................   6,900          6,900
Other borrowings................................................................   5,699          2,923
-------------------------------------------------------------------------------------------------------------
                                                                                $ 65,303       $ 66,640
-------------------------------------------------------------------------------------------------------------

The subordinated notes pay interest semi-annually on June 15 and December 15. The subordinated notes are redeemable commencing December 15, 1995, at the election of the Corporation, in whole or in part, at par plus accrued interest to the date of redemption. The subordinated notes have no sinking fund, are unsecured general obligations of the Corporation, and are subordinated to all existing and future senior indebtedness of the Corporation. The Note Indenture, among other provisions, restricts the ability of the Corporation and its subsidiaries, under certain circumstances, to incur additional indebtedness and restricts the Corporation's ability to pay cash dividends or to make other capital distributions. The Corporation is also required to maintain not less than $3,500,000 in cash and cash equivalents under the terms of the Note Indenture.

At June 30, 1995, the remaining two notes issued in conjunction with collateralized mortgage obligations bear interest at 7.89% and 8.42% and are due in varying amounts contractually through September 1, 2015. The notes are secured by FNMA mortgage-backed securities with a book value of approximately $17,023,000. As the principal balance on the collateral on these notes repay, the notes are correspondingly repaid.

The senior notes, assumed in the Railroad merger, pay interest monthly and have been redeemable since February 1, 1995, at the election of the Corporation, in whole or in part, at par plus accrued interest to the date of redemption. The senior notes have no sinking fund, are unsecured general obligations of the Corporation, and are senior to all existing and future indebtedness of the Corporation other than debt obligations secured by certain liens. Senior noteholders do not have priority over depositors and other creditors of the Bank. The Note Indenture, among other provisions, restricts the ability of the Corporation and its subsidiaries, under certain circumstances, to incur additional indebtedness and restricts the Corporation's ability to pay cash dividends or to make other capital distributions.

At June 30, 1995 other borrowings included an unsecured note for $3,000,000 bearing interest at the prime rate plus .25%, or 9.25% at June 30, 1995, and is due in varying periods contractually through October 1, 1997. This note was paid in full on November 13, 1995. Other borrowings totaling $2,699,000 are collateralized by unencumbered first mortgage loans with unpaid principal balances of approximately $6,959,000 at June 30, 1995.

Principal maturities of other borrowings as of June 30, 1995, for the next five fiscal years are as follows: 1996 - $5,069,000; 1997 - $4,514,000; 1998 -
$3,488,000; 1999 - $9,435,000; 2000 - $40,975,000; and thereafter - $1,822,000.

NOTE 15.  INTEREST RATE HEDGING:

The following table summarizes the Corporation's interest rate hedging agreements at June 30:

--------------------------------------------------------------------------------------------------------------------
                                                                          1995            1994            1993
--------------------------------------------------------------------------------------------------------------------
Interest rate swap agreements:
  Notional principal amount, fixed rate agreements................... $   78,500      $  109,500      $  194,500
  Weighted average fixed rate paid...................................      10.40%           9.62%           8.75%
  Weighted average variable rate received............................       5.63%           3.55%           3.56%
  Net interest expense............................................... $    4,345      $    8,485      $   12,196
  Range of remaining terms...........................................  3-29 mos.       1-41 mos.       2-53 mos.
--------------------------------------------------------------------------------------------------------------------

Net interest expense, as disclosed in the above table, also represents gross interest expense since no interest income on these interest rate swap agreements has been received during the three fiscal years presented. The Corporation is not involved in any derivative activities nor has the Corporation terminated any contracts during the fiscal years ended June 30, 1995, 1994 or 1993. The interest rate swap agreements were collateralized at June 30, 1995 and 1994, by mortgage-backed securities with carrying values of $18,817,000 and $22,500,000, respectively. Swap agreements totaling $68,500,000 will mature in the next fiscal year. Entering into interest rate swap agreements involves the credit risk of dealing with intermediary and primary counterparties and their ability to meet the terms of the respective contracts. The Corporation is exposed to credit loss in the event of nonperformance by the counterparties to the interest rate swaps if the Corporation is in a net interest receivable position at the time of potential default by the counterparties. However, at June 30, 1995, the Corporation was in a net interest payable position. The Corporation does not anticipate nonperformance by the counterparties.

At June 30, 1995 the Corporation also had one outstanding interest rate cap agreement totaling $10,000,000 with a fixed interest rate of 7.00% and a termination date of March 9, 1997. The Corporation will receive interest based on a floating rate with interest payments settled quarterly. Through June 30, 1995, the Corporation was not owed any interest from its counterparty for such quarterly interest settlement. The premium paid on March 9, 1995 (the effective date of this agreement) totaled $115,000 with $19,000 amortized to interest expense for the fiscal year ended June 30, 1995. This interest rate cap agreement is unsecured.

NOTE 16.  INCOME TAXES:

The following is a comparative analysis of the provision for federal and state taxes on income:

-------------------------------------------------------------------------------------------------------
                                                                        Year Ended June 30,
                                                             ------------------------------------------
                                                                 1995          1994            1993
-------------------------------------------------------------------------------------------------------
Current:
 Federal.......................................................$ 7,816        $10,980        $ 9,440
 State.........................................................    956            817          1,373
-------------------------------------------------------------------------------------------------------
                                                                 8,772         11,797         10,813
-------------------------------------------------------------------------------------------------------
Deferred:
 Federal....................................................... 14,123          4,992         10,988
 State.........................................................    251             86            280
-------------------------------------------------------------------------------------------------------
                                                                14,374          5,078         11,268
-------------------------------------------------------------------------------------------------------
Total provision for income taxes...............................$23,146        $16,875        $22,081
-------------------------------------------------------------------------------------------------------

In August 1993, the Omnibus Budget Reconciliation Act of 1993 was passed, which raised the corporate income tax rate from 34.0% to 35.0% retroactive to January 1, 1993. The following is a reconciliation of the statutory federal income tax rate to the consolidated effective tax rate:

-------------------------------------------------------------------------------------------------------
                                                                           Year Ended June 30,
                                                               ----------------------------------------
                                                                  1995           1994           1993
-------------------------------------------------------------------------------------------------------
Statutory federal income tax rate..............................   35.0%          35.0%          34.0%
Amortization of discounts, premiums and
 intangible assets from acquisitions...........................   13.8           81.4            5.9
Income tax credits.............................................   (3.1)          (3.3)          (0.4)
Bad debt deduction.............................................   (2.9)         (13.3)          (1.2)
State income taxes, net of federal income tax benefit..........    1.6            4.1            1.9
Tax exempt interest income.....................................   (0.2)          (0.8)          (0.2)
Effect of change in enacted tax rate...........................     --            7.8            0.5
Other items, net...............................................   (1.6)          (0.2)          (1.2)
-------------------------------------------------------------------------------------------------------
Effective tax rate.............................................   42.6%         110.7%          39.3%
-------------------------------------------------------------------------------------------------------

The tax effect of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at June 30 are as follows:

---------------------------------------------------------------------------------------------------------------------
                                                                                            1995          1994
---------------------------------------------------------------------------------------------------------------------
Deferred tax liabilities:
 Finance lease contracts treated as operating leases for income tax purposes..............$  55,847     $  46,962
 Federal Home Loan Bank stock.............................................................   10,779        10,908
 Differences between book and tax basis of premises and equipment.........................    6,444         6,170
 Core value of acquired deposits..........................................................    3,931         6,982
 Basis differences arising from acquisition...............................................    1,937            --
 Other items..............................................................................    3,479         2,459
---------------------------------------------------------------------------------------------------------------------
                                                                                             82,417        73,481
---------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
 Allowance for losses on loans and real estate not currently deductible...................   14,277        12,157
 Tax credit carryforwards.................................................................    4,035        10,974
 Collateralized mortgage obligations......................................................    3,402         3,401
 State operating loss carryforwards.......................................................    2,724         2,892
 Basis differences between tax and financial reporting arising from acquisitions...........   2,585         1,397
 Accretion of discount on purchased loans.................................................    2,371         2,063
 Employee benefits........................................................................    1,977         1,617
 Other items..............................................................................    2,022         2,926
---------------------------------------------------------------------------------------------------------------------
                                                                                             33,393        37,427
Valuation allowance.......................................................................    2,659         2,753
---------------------------------------------------------------------------------------------------------------------
                                                                                             30,734        34,674
---------------------------------------------------------------------------------------------------------------------
Net deferred tax liability................................................................$  51,683     $  38,807
---------------------------------------------------------------------------------------------------------------------

The valuation allowance of $2,659,000 at June 30, 1995, decreased from $2,753,000 at June 30, 1994, primarily due to a decrease in state net operating losses available for income tax purposes. At June 30, 1995, the Corporation had federal alternative minimum tax credit carryforwards available approximating $2,827,000 which will carry forward indefinitely.

Under APB Opinion No. 11, the components of the deferred income tax provision for fiscal year 1993 are as follows:

---------------------------------------------------------------------------------------------------------------------
Finance lease contracts treated as operating leases for income tax purposes.............................$  10,044
Utilization of net operating loss carryforward..........................................................    5,264
Utilization of alternative minimum tax credit carryforward..............................................   (1,636)
FHLB stock dividends, net of redemptions................................................................     (357)
Provision for losses on real estate held for investment, net............................................     (136)
Collateralized mortgage obligations.....................................................................     (665)
Options and hedging activities..........................................................................       97
Other items, net........................................................................................   (1,343)
---------------------------------------------------------------------------------------------------------------------
                                                                                                        $  11,268
---------------------------------------------------------------------------------------------------------------------

Savings institutions that meet certain definitional tests and other conditions prescribed by the Internal Revenue Code are allowed to deduct, within limitations, a bad debt deduction computed as a percentage of taxable income before such deduction. The deduction percentage is 8.0% for fiscal years ended June 30, 1995, 1994 and 1993. Alternatively, a qualified savings institution may compute its bad debt deduction based upon actual loan loss experience (i.e., experience method). The bad debt deduction for fiscal year 1995 was computed under the percentage of taxable income method since it yielded a greater deduction than did the experience method. In fiscal years 1994 and 1993 the Bank computed its bad debt deduction utilizing the experience method. In accordance with provisions of SFAS No. 109, a deferred tax liability has not been recognized for the bad debt reserves of the Bank created in the tax years which began prior to December 31, 1987 (the base year). At June 30, 1995, the amount of these reserves totaled approximately $83,971,000 with an unrecognized deferred tax liability associated with such reserves totaling approximately $30,230,000. Such deferred tax liability could be recognized in the future, in whole or in part, if (i) the tax bad debt reserves exceed the base year amount,
(ii) there is a change in federal tax law, (iii) the Bank fails to meet the definition of a "qualified savings institution," (iv) certain distributions are made with respect to the stock of the Bank or (v) the bad debt reserves are used for any purpose other than absorbing bad debt losses.



NOTE 17. STOCKHOLDERS' EQUITY AND REGULATORY RESTRICTIONS:

On December 31, 1984, the Bank completed its conversion from mutual to stock ownership and became a wholly-owned subsidiary of Commercial Federal Corporation. Federal regulations require that, upon conversion from mutual to stock form of ownership, a "liquidation account" be established by restricting a portion of net worth for the benefit of eligible savings account holders who maintain their savings accounts with the Bank after conversion. In the event of complete liquidation, and only in such event, each savings account holder who continues to maintain his savings account shall be entitled to receive a distribution from the liquidation account after payment to all creditors but before any liquidation distribution with respect to common stock. This account will be proportionately reduced for any subsequent reduction in the eligible holder's savings accounts. Except for the repurchase of stock and payment of dividends by the Corporation, the existence of the liquidation account will not restrict use or application of the Corporation's net worth.

On December 19, 1988, the Board of Directors of the Corporation adopted a Shareholder Rights Plan and declared a distribution of stock purchase rights consisting of one primary right and one secondary right for each outstanding share of common stock payable on December 30, 1988, to stockholders of record on that date. These rights are attached to and trade only together with the common stock shares. The provisions of the Shareholder Rights Plan are designed to protect the interests of the stockholders of record in the event of an unsolicited or hostile attempt to acquire the Corporation at a price or on terms that are not fair to all shareholders. Unless rights are exercised, holders have no rights as a stockholder of the Corporation (other than rights resulting from such holder's ownership of common shares), including, without limitation, the right to vote or to receive dividends. With certain exceptions, the rights expire December 31, 1998, unless earlier redeemed by the Corporation. At June 30, 1995, no such rights were exercised.

The Corporation is authorized to issue 10,000,000 shares of preferred stock having a par value of $.01 per share. None of the shares of the authorized preferred stock has been issued. The Board of Directors is authorized to fix and state voting powers, designation preferences, and other special rights of such shares and the qualifications, limitations and restrictions thereof. The preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights.

On June 30, 1992, the Corporation sold 3,500,000 shares of its common stock in a public offering with the shares priced at $10.00 per share ($.01 par value). At June 30, 1992, the Corporation recorded the subscription of the common stock to stockholders' equity which totaled $32,137,000 after deducting the underwriter discount and expenses associated with the offering. An additional 525,000 shares of common stock from the overallotment option were exercised subsequently in July 1992. The cash proceeds on the total sale of the 4,025,000 shares after deducting the underwriter discount and expenses associated with the offering totaled $36,958,000 and were paid to the Corporation on July 9, 1992.

In addition, on May 4, 1993, warrants for 1,250,000 shares of the Corporation's common stock were exercised (1,000,000 shares at $2.00 per share and 250,000 shares at $3.625 per share) resulting in net proceeds totaling $2,846,000 from the issuance of such shares.

Under the Office of Thrift Supervision's (OTS) capital distribution regulations, a savings institution that, immediately prior to, and on a pro forma basis after giving effect to, a proposed dividend, has total capital that is at least equal to the amount of its fully phased-in capital requirements (a "Tier 1 Association") is permitted to pay dividends during a calendar year in an amount equal to the greater of (i) 75.0% of its net income for the recent four quarters, or (ii) 100.0% of its net income to date during the calendar year plus an amount that would reduce by one-half the amount by which its ratio of total capital to assets exceeded its fully phased-in risk-based capital ratio requirement at the beginning of the calendar year. At June 30, 1995, the Bank qualified as a Tier 1 Association, and would be permitted to pay an aggregate amount approximating $81,268,000 in dividends under these regulations. Should the Bank's regulatory capital fall below certain levels, applicable law would require prior approval of such proposed dividends and, in some cases, would prohibit the payment of dividends.

Under certain other federal regulations, the Bank is not permitted to pay dividends on its capital stock if its net worth is or would thereby be reduced below the applicable net worth regulatory capital requirements prescribed for insured institutions or reduced below the amount required for the liquidation account established in connection with the conversion. The Corporation has not paid cash dividends to its common stock shareholders as of June 30, 1995. However, on October 4, 1995, the Board of Directors established a quarterly dividend policy and, on the same day, declared a cash dividend of $.10 per share on the Corporation's common stock. Accordingly, a cash dividend totaling $1,429,000 was paid on October 31, 1995, to stockholders of record on October 16, 1995. In addition, on January 12, 1996, the Corporation paid a second quarterly cash dividend of $.10 per share totaling $1,434,000 to stockholders of record on December 29, 1995.


NOTE 18.  REGULATORY CAPITAL REQUIREMENTS:

At June 30, 1995, the Bank's estimates of its capital amounts and the capital levels required under OTS capital regulations are as follows:

----------------------------------------------------------------------------------------------------------------
                                                                        Actual    Requirement      Excess
---------------------------------------------------------------------------------------------------------------
Bank's stockholder's equity ..........................................$ 374,021
Less unrealized holding gain on securities available for sale, net....      (86)
Less intangible assets................................................  (34,834)
Less phase-out of investments in non-includable subsidiaries..........   (1,650)
---------------------------------------------------------------------------------------------------------------
Tangible capital......................................................$ 337,451    $  98,017       $ 239,434
---------------------------------------------------------------------------------------------------------------
Tangible capital to adjusted assets (1)...............................     5.16%        1.50%           3.66%
---------------------------------------------------------------------------------------------------------------
Tangible capital......................................................$ 337,451
Plus certain restricted amounts of other intangible assets............   21,430
---------------------------------------------------------------------------------------------------------------
Core capital (Tier 1 capital).........................................$ 358,881    $ 196,677       $ 162,204
---------------------------------------------------------------------------------------------------------------
Core capital to adjusted assets (2)...................................     5.47%        3.00%           2.47%
---------------------------------------------------------------------------------------------------------------
Core capital..........................................................$ 358,881
Plus general loan loss allowances.....................................   33,504
Less that portion of land loans and non-residential
   construction loans in excess of an 80.0% loan-to-value ratio.......     (729)
-----------------------------------------------------------------------------------------------------------------
Risk-based capital (Total capital)....................................$ 391,656    $ 238,844       $ 152,812
-----------------------------------------------------------------------------------------------------------------
Risk-based capital to risk-weighted assets (3)........................    13.12%        8.00%           5.12%
-----------------------------------------------------------------------------------------------------------------

(1)  Based on adjusted total assets totaling $6,534,485,000.
(2)  Based on adjusted total assets totaling $6,555,915,000.
(3)  Based on risk-weighted assets totaling $2,985,549,000.

The OTS, as the primary federal regulator of savings institutions, has broad supervisory and enforcement powers. The Bank is also subject to regulatory and supervisory enforcement authority under the Federal Deposit Insurance Corporation (FDIC) with respect to certain activities that may pose a risk to the deposit insurance fund. At periodic intervals, both the OTS and the FDIC routinely examine the Bank's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct the Bank's financial statements be adjusted in accordance with their findings.

Effective July 1, 1994, the OTS amended its risk-based capital standards to include an interest rate risk component. The amendment requires thrifts with interest rate risk in excess of certain levels to maintain additional capital. Under this amendment, thrifts are divided into two groups, those with "normal" levels of interest rate risk and those with "greater than normal" levels of interest rate risk. Thrifts with greater than normal levels are subject to a deduction from total capital for purposes of calculating risk-based capital. In a letter dated August 21, 1995 the OTS notified all savings associations that it had delayed this interest rate risk capital deduction until further notice, pending the testing of the OTS appeals process pursuant to Thrift Bulletin No.
67. Based on the Bank's interest rate risk profile and the level of interest rates at June 30, 1995, as well as the Bank's level of risk-based capital at June 30, 1995, management believes that the Bank does not have a greater than normal level of interest rate risk as measured under the OTS rule and will not be required to increase its capital as a result of the rule.

The Federal Deposit Insurance Corporation Improvement Act of 1991 established five regulatory capital categories: well-capitalized, adequately-capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized; and authorized banking regulatory agencies to take prompt corrective action with respect to institutions in the three undercapitalized categories. These corrective actions become increasingly more stringent as an institution's regulatory capital declines. At June 30, 1995, the Bank exceeded the minimum requirements for the well-capitalized category as shown in the following table.


-----------------------------------------------------------------------------------------------------------
                                                    Tier 1 Capital     Tier 1 Capital     Total Capital
                                                     to Adjusted          to Risk-           to Risk-
                                                     Total Assets      Weighted Assets   Weighted Assets
-----------------------------------------------------------------------------------------------------------
Actual capital ....................................... $ 358,881           $ 358,881          $ 391,656
Percentage of adjusted assets ........................      5.47%              12.02%             13.12%
Minimum requirements to be
  classified well-capitalized ........................      5.00%               6.00%             10.00%

-----------------------------------------------------------------------------------------------------------

In April 1991, the OTS proposed to amend its core capital requirement to establish a minimum 3.0% core capital ratio for savings institutions in the strongest financial and managerial condition. For all other savings institutions, the minimum core capital ratio would be 3.0% plus at least an additional 1.0% to 2.0%, determined on a case-by-case basis by the OTS after assessing both the quality of risk management systems and the level of overall risk in each individual savings institution. The Bank does not anticipate that it will be materially affected by this regulation if adopted in its current form. In addition to the proposed rule, the OTS has adopted a prompt corrective action rule under which a savings institution that has a core capital ratio of less than 4.0% would be deemed to be "undercapitalized" and may be subject to certain sanctions.

NOTE 19.  COMMITMENTS AND CONTINGENCIES:

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, financial guarantees on certain loans sold with recourse and on other contingent obligations. These instruments involve elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Statement of Financial Condition. The contractual amounts of these instruments represent the maximum credit risk to the Corporation. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

At June 30, 1995, the Corporation had issued commitments, excluding undisbursed portions of loans in process, of approximately $150,651,000 as follows:
$76,675,000 to originate loans, $33,723,000 to purchase loans, $15,000,000 to purchase investment securities, $8,761,000 to purchase mortgage-backed securities and $16,492,000 to provide consumers unused lines of credit. At June 30, 1994, the Corporation had commitments, excluding undisbursed portions of loans in process, of approximately $229,943,000 as follows: $90,253,000 to originate loans, $96,133,000 to purchase loans, $28,816,000 to purchase mortgage-backed securities and $14,741,000 to provide consumers unused lines of credit. In addition, at June 30, 1995 and 1994, outstanding commitments from mortgage banking operations to purchase mortgage loan servicing rights totaled $521,000 and $1,557,000, respectively.

Loan commitments, which are funded subject to certain limitations, extend over various periods of time. Generally, unused loan commitments are canceled upon expiration of the commitment term as outlined in each individual contract. These outstanding loan commitments to extend credit do not necessarily represent future cash requirements since many of the commitments may expire without being drawn upon. The Corporation evaluates each customer's credit worthiness on a separate basis and requires collateral based on this evaluation. Collateral consists mainly of residential family units and personal property.

At June 30, 1995 and 1994, the Corporation had approximately $82,376,000 and $233,014,000, respectively, in commitments to sell residential mortgage loans. In addition, at June 30, 1995 the Corporation had $59,000,000 in outstanding commitments to sell mortgage-backed securities. At June 30, 1995 and 1994, loans sold subject to recourse provisions totaled approximately $49,678,000 and $58,483,000, respectively, which represents the total potential credit risk associated with these particular loans.

The Corporation is subject to a number of lawsuits and claims for various amounts which arise out of the normal course of its business. In the opinion of management, the disposition of claims currently pending will not have a material adverse effect on the Corporation's financial position or results of operations.

On September 13, 1994, the Bank commenced litigation against the United States in the United States Court of Federal Claims seeking to recover monetary relief for the government's refusal to honor certain contracts between the Bank and the Federal Savings and Loan Insurance Corporation. The suit alleges that such governmental action constitutes breach of contract and an unlawful taking of property by the United States without just compensation or due process in violation of the Constitution of the United States. The litigation status and process of the multiple legal actions, such as that instituted by the Bank with respect to supervisory goodwill and regulatory capital credits, make the value of the claims asserted by the Bank uncertain as to ultimate outcome, and contingent on a number of factors and future events which are beyond the control of the Bank, both as to substance, timing and the dollar amount of damages which may be awarded to the Bank if it finally prevails in this litigation.

NOTE 20. EMPLOYEE BENEFIT AND INCENTIVE PLANS AND OTHER POSTRETIREMENT
BENEFITS:

RETIREMENT SAVINGS PLANS - The Corporation maintains contributory deferred savings 401(k) plans covering substantially all employees. The Corporation's matching contributions are equal to 100.0% of the first 8.0% of participant contributions (up to 3.0% of participant contributions for the plan sponsored by Railroad). Participants vest immediately in their own contributions and over a five-year period for Corporation contributions (over a three-year period for company contributions for the plan sponsored by Railroad). Contribution expense was $1,684,000, $1,434,000 and $1,240,000 for the years ended June 30, 1995,
1994 and 1993, respectively.

STOCK OPTION AND INCENTIVE PLANS - The Corporation's 1984 Stock Option and Incentive Plan, as amended (the Plan), permits the granting of stock options, restricted stock awards and stock appreciation rights. Stock options are immediately exercisable over a period not to exceed 10 years from the date of grant with the option price equal to market value on the date of grant. Recipients of restricted stock have the usual rights of a shareholder, including the rights to receive dividends and to vote the shares; however, the common stock will not be vested until certain restrictions are satisfied. The term of the Plan extends to July 31, 2002. Railroad had three stock option and incentive plans for certain employees and its directors (collectively referred to as "Railroad's Plans") under which such options generally became exercisable when granted and exercised within a 10-year period after the date of grant. On October 2, 1995 Railroad's Plans were terminated with any outstanding options converted into Commercial Federal Corporation options pursuant to the merger agreement.

The following table presents the activity of the stock options for the fiscal years ended June 30, 1995, 1994 and 1993:

-------------------------------------------------------------------------------------------------------
                                                         Stock Option    Option Price         Aggregate
                                                           Shares          Per Share            Amount
-------------------------------------------------------------------------------------------------------
Balance at June 30, 1992................................   546,812       $ 2.50  -  $19.13    $3,189
  Granted...............................................     3,623         9.31  -   12.08        38
  Exercised.............................................  (118,151)        2.50  -    9.75      (688)
  Canceled..............................................        --               --               --
-------------------------------------------------------------------------------------------------------
Balance at June 30, 1993................................   432,284         2.50  -   19.13     2,539
  Granted...............................................     3,738        13.57  -   19.69        64
  Exercised.............................................   (64,291)        2.50  -   15.26      (342)
  Canceled..............................................      (302)            9.31               (3)
                                                        -----------------------------------------------
                                                           371,429         2.50  -   19.69     2,258
Railroad activity for the six months ended June 30, 1994:
  Granted...............................................    60,951        14.09  -   15.07       864
  Exercised.............................................   (32,473)        3.80  -   13.57      (146)
  Canceled..............................................        --               --               --
-------------------------------------------------------------------------------------------------------
Restated balance at June 30, 1994......................    399,907         2.50  -   19.13     2,976
  Granted...............................................    62,612        14.48  -   27.31     1,696
  Exercised.............................................   (87,740)        2.50  -   19.69      (505)
  Canceled..............................................    (4,783)        5.67  -   17.48       (65)
-------------------------------------------------------------------------------------------------------
Balance at June 30, 1995................................   369,996       $ 2.50  -  $27.31    $4,102
-------------------------------------------------------------------------------------------------------
Shares available for future grants at June 30, 1995.....   379,623
-------------------------------------------------------------------------------------------------------

On June 30, 1995, stock options for 61,462 shares of the Corporation's common stock were granted to executives and managers of the Corporation in accordance with a management incentive plan pursuant to the attainment of certain operating goals of the Corporation for fiscal year 1995.

Management incentive plans were adopted in fiscal year 1993 with restricted stock to be granted for awards earned each fiscal year. Accordingly, on June 30, 1995, 1994 and 1993 (the grant dates), the Corporation issued 28,417 shares, 59,660 shares and 55,376 shares, respectively, of restricted stock with an aggregate market value of $776,000, $1,525,000 and $1,402,000, respectively.
The awards of restricted stock vest 20.0% on each anniversary of the grant date, provided that the employee has completed the specified service requirement, or earlier if the employee dies or is permanently and totally disabled or upon a change in control. Total deferred compensation on the unvested restricted stock totaled $1,951,000, $2,480,000 and $1,402,000, at June 30, 1995, 1994 and 1993,
respectively, and is recorded as a reduction of stockholders' equity.

The value of the restricted shares will be amortized to compensation expense over the five-year vesting period. Compensation expense applicable to the restricted stock totaled $1,173,000 and $395,000 for fiscal years 1995 and 1994, respectively. During fiscal year 1993, restrictions on 163,325 shares of restricted stock and related stock appreciation rights previously granted were removed as a result of the rescission of the Bank's capital directive. Accordingly, deferred compensation equivalent to the market value of these restricted shares and related stock appreciation rights totaling $2,222,000 was amortized to compensation expense in fiscal year 1993.

POSTRETIREMENT BENEFITS - Effective July 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 106 (SFAS No. 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions." The provisions of this statement changed the method of accounting for postretirement benefits other than pensions from a cash to an accrual basis. Under SFAS No. 106, the determination of the accrual liability requires a calculation of the accumulated postretirement benefit obligation (APBO). The APBO represents the actuarial present value of postretirement benefits other than pensions to be paid out in the future (such as health care benefits to be paid to retirees) that have been earned as of the end of the year. The Corporation elected to recognize the cumulative effect of the initial APBO immediately resulting in an increase in accrued postretirement health care costs of $519,000 and a decrease in net income of $336,000 ($.03 per share), net of an income tax benefit of $183,000 which was recorded as a cumulative effect of a change in accounting principle as of July 1, 1993.

The Corporation's postretirement benefit plan is unfunded. The following table reconciles the status of the plan with the amounts recognized in the Consolidated Statement of Financial Condition at June 30:

----------------------------------------------------------------------------------------------------
                                                                                        1995   1994
----------------------------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
 Retirees............................................................................ $  260  $ 177
 Fully eligible active plan participants.............................................    118     51
 Other active plan participants......................................................    581    369
----------------------------------------------------------------------------------------------------
                                                                                         959    597
Unrecognized net loss................................................................   (426)   (42)
----------------------------------------------------------------------------------------------------
Accrued postretirement benefit cost included in other liabilities....................  $ 533  $ 555
----------------------------------------------------------------------------------------------------

The following sets forth the components of the net periodic postretirement benefit cost for the fiscal years ended June 30:

----------------------------------------------------------------------------------------------------
                                                                                        1995   1994
----------------------------------------------------------------------------------------------------
Service cost - benefits earned during the fiscal year...............................  $  61   $ 56
Interest cost on accumulated postretirement benefit obligation......................     43     39
----------------------------------------------------------------------------------------------------
  Net periodic postretirement benefit cost..........................................  $ 104   $ 95
----------------------------------------------------------------------------------------------------
Postretirement benefit claims paid for the year.....................................  $ 126   $ 59
----------------------------------------------------------------------------------------------------

The weighted average discount rate used to determine the APBO was 7.5% for both fiscal years ended June 30, 1995 and 1994. The assumed health care cost trend rate used in measuring the APBO as of July 1, 1994, was 8.0% decreasing gradually until it reaches 5.0% in 2007, when it remains constant. A one-percentage-point increase in the assumed health care cost trend rate for each year would increase the APBO as of June 30, 1995, by $100,000 and the aggregate of the service and interest cost components of the net periodic postretirement cost for fiscal year 1995 by $28,000.

NOTE 21.  FINANCIAL INFORMATION (PARENT COMPANY ONLY):


CONDENSED STATEMENT OF FINANCIAL CONDITION
----------------------------------------------------------------------------------------------------------------
                                                                                             June 30,
ASSETS                                                                                 1995           1994
----------------------------------------------------------------------------------------------------------------
Cash................................................................................$  10,546      $   7,222
Other assets........................................................................    3,996          5,648
Equity in Commercial Federal Bank...................................................  374,021        339,265
----------------------------------------------------------------------------------------------------------------
Total Assets........................................................................$ 388,563      $ 352,135
----------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------

Liabilities:
 Other liabilities..................................................................$     799      $     417
 Note payable.......................................................................    3,000             --
 Senior notes.......................................................................    6,900          6,900
 Subordinated notes.................................................................   40,250         40,250
----------------------------------------------------------------------------------------------------------------
Total liabilities...................................................................   50,949         47,567
Total stockholders' equity..........................................................  337,614        304,568
----------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity..........................................$ 388,563      $ 352,135
----------------------------------------------------------------------------------------------------------------

CONDENSED STATEMENT OF OPERATIONS
----------------------------------------------------------------------------------------------------------------
                                                                               Year Ended June 30,
                                                                     1995             1994             1993
----------------------------------------------------------------------------------------------------------------
Dividend income from the Bank.....................................$  5,660         $  5,740         $  2,719
Interest income...................................................     600              426               50
Interest expense..................................................  (5,310)          (5,186)          (3,062)
Operating expenses................................................    (576)          (1,200)            (241)
----------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes, cumulative effect
 of change in accounting principles and equity in
 undistributed earnings of subsidiaries...........................     374             (220)            (534)
Income tax benefit................................................  (1,882)          (2,212)          (1,481)
----------------------------------------------------------------------------------------------------------------

Income before cumulative effect of change in
 accounting principles and equity in undistributed
 earnings of subsidiaries.........................................   2,256            1,992              947
Cumulative effect of change in accounting principles..............      --             (198)              --
----------------------------------------------------------------------------------------------------------------
Income before equity in
 undistributed earnings of subsidiaries...........................   2,256            1,794              947
Equity in undistributed earnings of subsidiaries..................  28,925            3,176           33,169
----------------------------------------------------------------------------------------------------------------
Net income........................................................$ 31,181         $  4,970         $ 34,116
----------------------------------------------------------------------------------------------------------------

CONDENSED STATEMENT OF CASH FLOWS
----------------------------------------------------------------------------------------------------------------------------
                                                                                         Year Ended June 30,
                                                                                1995            1994             1993
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...................................................................$  31,181        $  4,970        $  34,116
Adjustments to reconcile net income to
 net cash provided (used) by operating activities:
   Cumulative effect of change in accounting principles......................       --             198               --
   Equity in earnings of subsidiaries........................................  (28,925)         (3,176)         (33,169)
   Other items, net..........................................................    1,100              93           (1,922)
                                                                             ---------        --------        ---------
      Total adjustments......................................................  (27,825)         (2,885)         (35,091)
                                                                             ---------        --------        ---------
        Net cash provided (used) by operating activities.....................    3,356           2,085             (975)
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of stock of and cash distributions into the Bank....................   (3,850)         (5,098)         (63,735)
Purchase of investment securities available for sale.........................       --              --           (1,669)
Proceeds from maturities of investment securities available for sale.........       --              --              828
Other items, net.............................................................     (245)           (244)             (17)
                                                                             ---------        --------        ---------
        Net cash used by investing activities................................   (4,095)         (5,342)         (64,593)
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options and other employee plans.........    1,334           1,022            1,028
Proceeds from issuance of notes payable......................................    4,000              --               --
Payment of notes payable.....................................................   (1,000)             --          (11,600)
Purchase of treasury stock...................................................     (271)            (35)            (122)
Issuance of senior and subordinated notes, net...............................       --              --           45,741
Issuance of 4,025,000 shares of common stock.................................       --              --           36,958
Issuance of common stock from warrants exercised.............................       --              --            2,846
                                                                             ---------        --------        ---------
        Net cash provided by financing activities............................    4,063             987           74,851
----------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS:
Increase (decrease) in net cash position.....................................    3,324          (2,270)           9,283
Balance, beginning of year...................................................    7,222           9,492              209
                                                                             ---------        --------        ---------
Balance, end of year.........................................................$  10,546        $  7,222        $   9,492
----------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
 Interest expense............................................................$   4,816        $  4,816        $   2,622
 Income tax refunds, net of payments.........................................   (3,670)         (1,100)          (1,237)
Non-cash investing activities:
 Increase to assets and liabilities for prior business combinations..........       --             368               --
----------------------------------------------------------------------------------------------------------------------------

NOTE 22.  SEGMENT INFORMATION:

The Corporation and its subsidiaries operate primarily in the savings and loan and mortgage banking industries. Savings and loan operations (financial institution) involve a variety of traditional banking and financial services. Mortgage banking operations (mortgage banking) involve the origination and purchase of mortgage loans, sale of mortgage loans in the secondary mortgage market, servicing of mortgage loans and the purchase of rights to service mortgage loans.

Segment information at and for the fiscal years ended June 30 is summarized as follows:

---------------------------------------------------------------------------------------------------------
                                                                    1995         1994          1993
---------------------------------------------------------------------------------------------------------
Interest income:
  Financial institution..........................................$ 446,747     $ 381,316     $ 391,601
  Mortgage banking...............................................    7,621        12,538        13,027
                                                                 ----------------------------------------
    Total........................................................  454,368       393,854       404,628
                                                                 ----------------------------------------
Intersegment interest income:
  Financial institution..........................................   (6,601)       (5,087)       (3,855)
  Mortgage banking...............................................    6,417         5,345         4,441
                                                                 ----------------------------------------
                                                                      (184)          258           586
  Intersegment elimination.......................................      184          (258)         (586)
                                                                 ----------------------------------------
    Total........................................................       --            --            --
                                                                 ----------------------------------------
Total interest income:
  Financial institution..........................................  440,146       376,229       387,746
  Mortgage banking...............................................   14,038        17,883        17,468
  Intersegment elimination.......................................      184          (258)         (586)
                                                                 ----------------------------------------
    Total........................................................$ 454,368     $ 393,854     $ 404,628
---------------------------------------------------------------------------------------------------------
Other income:
  Financial institution - loan servicing fees....................$     146     $      78     $   1,282
  Financial institution - other income...........................   20,317        21,853         7,714
  Mortgage banking - loan servicing fees.........................   24,585        22,149        17,494
  Mortgage banking - other income................................       18           613         7,952
                                                                 ----------------------------------------
    Total........................................................   45,066        44,693        34,442
                                                                 ----------------------------------------
Intersegment other income:
  Financial institution - loan servicing fees....................       --            --            --
  Financial institution - other income...........................       --            --            --
  Mortgage banking - loan servicing fees.........................   12,218        11,428        10,993
  Mortgage banking - other income................................       --            --            --
                                                                 ----------------------------------------
                                                                    12,218        11,428        10,993
  Intersegment elimination.......................................  (12,218)      (11,428)      (10,993)
                                                                 ----------------------------------------
    Total........................................................       --            --            --
                                                                 ----------------------------------------
Total other income:
  Financial institution - loan servicing fees....................      146            78         1,282
  Financial institution - other income...........................   20,317        21,853         7,714
  Mortgage banking - loan servicing fees.........................   36,803        33,577        28,487
  Mortgage banking - other income................................       18           613         7,952
  Intersegment elimination.......................................  (12,218)      (11,428)      (10,993)
                                                                 ----------------------------------------
    Total........................................................$  45,066     $  44,693     $  34,442
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                    1995         1994          1993
---------------------------------------------------------------------------------------------------------

Operating profit (1):
  Financial institution..........................................$ 45,664      $  6,618      $ 42,163
  Mortgage banking...............................................  14,518        14,960        17,287
                                                                 ----------    ----------    -------------
                                                                   60,182        21,578        59,450
Less:
  General corporate expenses.....................................     545         1,144           191
  Corporate interest expense.....................................   5,310         5,186         3,062
                                                                 ----------    ----------    ------------
    Total........................................................$ 54,327      $ 15,248      $ 56,197
---------------------------------------------------------------------------------------------------------

(1) Operating profit is income before income taxes, extraordinary items and cumulative effects of changes in accounting principles. Operating profit for banking operations includes the effect of the intangible assets valuation adjustment totaling $52.7 million for fiscal year 1994.

---------------------------------------------------------------------------------------------------------
Identifiable assets:
  Financial institution..........................................$6,478,017    $5,831,476    $5,145,815
  Mortgage banking...............................................   171,415       221,037       160,178
  Eliminations...................................................   (79,853)      (70,206)      (43,657)
                                                                 ------------   -----------   -----------
    Total........................................................$6,569,579    $5,982,307    $5,262,336
---------------------------------------------------------------------------------------------------------

Additions to premises and equipment:
  Financial institution..........................................$    5,863    $    3,823    $    1,644
  Mortgage banking...............................................     5,378           580         1,266
                                                                 -----------   -----------   ------------
    Total........................................................$   11,241    $    4,403    $    2,910
---------------------------------------------------------------------------------------------------------

Depreciation and amortization:
  Financial institution..........................................$    4,568    $    4,159    $    4,071
  Mortgage banking...............................................     1,045           609           477
                                                                 -----------   ------------  ------------
    Total........................................................$    5,613    $    4,768    $    4,548
---------------------------------------------------------------------------------------------------------

Beginning in fiscal year 1994, the mortgage banking operations expanded its loan program whereby certain costs normally paid by the borrower were paid by the mortgage banking operations in return for a higher interest rate charged on the loan to the borrower. The mortgage banking operations sold loans to the Bank at par and incurred losses equal to expenses paid for borrowers net of fees collected. Such losses approximating $1,236,000 and $5,900,000 were incurred during fiscal years 1995 and 1994, respectively, with gains on sales to the Bank approximating $179,000 for the fiscal year ended June 30, 1993. In addition, Railroad mortgage loans were not assessed charges for servicing its loans from its mortgage banking operation and, therefore, no loan servicing fees on such loans are included in the section captioned intersegment other income.

Purchased mortgage loan servicing rights are included in the Consolidated Statement of Financial Condition under the caption "Prepaid expenses and other assets." The activity of purchased mortgage loan servicing rights at June 30 is summarized as follows:

---------------------------------------------------------------------------------------------------------
                                                                    1995          1994          1993
---------------------------------------------------------------------------------------------------------

Beginning balance................................................$ 34,128      $ 34,025      $ 18,923
Purchases of mortgage loan servicing rights......................   9,386         7,774        20,873
Acquisition of mortgage loan servicing rights....................   1,045            --            --
Amortization expense.............................................  (8,323)       (7,671)       (5,771)

---------------------------------------------------------------------------------------------------------
Ending balance...................................................$ 36,236      $ 34,128      $ 34,025
---------------------------------------------------------------------------------------------------------

The amount of loans serviced by the mortgage banking operations at June 30, 1995 and 1994 totaled $8,927,933,000 and $7,970,327,000, respectively, (including approximately $ 3,776,833,000 and $3,334,382,000, respectively, for the Bank).

NOTE 23.  QUARTERLY FINANCIAL DATA (UNAUDITED):

The following summarizes the unaudited quarterly results of operations for the last three fiscal years ended June 30:

-----------------------------------------------------------------------------------------------------------------------
                                                                                      Quarter Ended
                                                                    June 30      March 31     December 31   September 30
-----------------------------------------------------------------------------------------------------------------------

FISCAL 1995:
Total interest income.............................................$ 120,330      $ 114,876       $ 111,913    $ 107,249
Net interest income...............................................   37,513         37,671          37,697       36,961
Provision for loan losses.........................................   (1,583)        (1,584)         (1,658)      (1,583)
Gain on sales of securities, loans
   and loan servicing rights......................................      426            699             481          177
Accelerated amortization of goodwill..............................       --             --          10,678       10,679
Net income........................................................   12,699         15,033           2,181        1,268
Earnings per share................................................      .88           1.04             .15          .09
---------------------------------------------------------------------------------------------------------------------------

FISCAL 1994:
Total interest income.............................................$ 100,708      $  98,370       $  98,185    $  96,591
Net interest income...............................................   35,354         35,335          33,457       33,606
Provision for loan losses.........................................   (1,508)        (1,544)         (1,613)      (1,583)
Gain on sales of securities, loans
   and loan servicing rights......................................    2,231          1,885           1,817        1,649
Intangible assets valuation adjustment............................  (52,703)            --              --           --
Income (loss) before cumulative effects of changes
   in accounting principles.......................................  (31,919)        10,627          10,318        9,347
Cumulative effects of changes in accounting principles............       --             --              --        6,597
Net income (loss).................................................  (31,919)        10,627          10,318       15,944

Earnings (loss) per share (fully diluted):
   Income (loss) before cumulative effects of changes
      in accounting principles....................................    (2.22)           .74             .72          .65
   Cumulative effects of changes in accounting principles.........       --             --              --          .46
   Net income (loss)..............................................    (2.22)           .74             .72         1.11
---------------------------------------------------------------------------------------------------------------------------

FISCAL 1993:
Total interest income.............................................$  98,309      $ 100,313       $ 102,762    $ 103,244
Net interest income...............................................   32,778         32,989          33,078       29,199
Provision for loan losses.........................................   (1,161)        (1,666)         (1,692)      (1,666)
Gain on sales of securities, loans
   and loan servicing rights......................................    1,144          1,789           2,628        2,305
Net income........................................................   10,018          9,092           8,122        6,884

Earnings per share................................................      .71            .65             .58          .49
---------------------------------------------------------------------------------------------------------------------------

NOTE 24.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" (SFAS No. 107), requires that the Corporation disclose estimated fair value amounts of its financial instruments. It is management's belief that the fair values presented below are reasonable based on the valuation techniques and data available to the Corporation as of June 30, 1995 and 1994, as more fully described in the following table. It should be noted that the operations of the Corporation are managed from a going concern basis and not a liquidation basis. As a result, the ultimate value realized for the financial instruments presented could be substantially different when actually recognized over time through the normal course of operations. Additionally, a substantial portion of the Corporation's inherent value is the Bank's capitalization and franchise value. Neither of these components have been given consideration in the presentation of fair values which follow.

The following presents the carrying value and fair value of the specified assets and liabilities held by the Corporation at June 30, 1995 and 1994. This information is presented solely for compliance with SFAS No. 107 and is subject to change over time based on a variety of factors.

--------------------------------------------------------------------------------------------------------------------
                                                                        1995                    1994
                                                            --------------------------------------------------------
                                                              Carrying      Fair         Carrying       Fair
                                                               Value        Value         Value         Value
--------------------------------------------------------------------------------------------------------------------
SELECTED ASSETS
--------------------------------------------------------------------------------------------------------------------
Cash (including short-term investments).....................$    35,145  $    35,145   $    27,575  $    27,575
Investment securities.......................................    300,481      297,793       290,807      283,766
Mortgage-backed securities..................................  1,364,907    1,356,307     1,350,402    1,297,371
Loans receivable, net.......................................  4,540,692    4,574,506     3,970,626    3,942,698
Federal Home Loan Bank stock................................    103,648      103,648        96,095       96,095
--------------------------------------------------------------------------------------------------------------------
SELECTED LIABILITIES
--------------------------------------------------------------------------------------------------------------------
Deposits:
  Passbook accounts.........................................    549,857      549,857       475,932      475,932
  Market rate savings accounts..............................    190,994      190,994       245,948      245,948
  NOW checking accounts.....................................    296,552      296,552       275,721      275,721
  Certificates of deposit...................................  2,973,920    2,979,513     2,678,224    2,660,612
                                                            -------------------------------------------------------
  Total deposits............................................  4,011,323    4,016,916     3,675,825    3,658,213
Advances from Federal Home Loan Bank........................  1,787,352    1,774,577     1,625,456    1,587,825
Securities sold under agreements to repurchase..............    208,373      209,390       157,432      158,188
Other borrowings............................................     65,303       67,212        66,640       69,575
--------------------------------------------------------------------------------------------------------------------

OFF-BALANCE SHEET INSTRUMENTS
--------------------------------------------------------------------------------------------------------------------
Interest rate swap agreements...............................         --       (2,409)           --       (9,318)
Commitments.................................................         --           --            --           --
--------------------------------------------------------------------------------------------------------------------

The following sets forth the methods and assumptions used in determining the fair value estimates for the Corporation's financial instruments at June 30, 1995 and 1994.

CASH AND SHORT-TERM INVESTMENTS: The book value of cash and short-term investments is assumed to approximate the fair value of such assets.

INVESTMENT SECURITIES: Quoted market prices or dealer quotes were used to determine the fair value of investment securities.

MORTGAGE-BACKED SECURITIES: For mortgage-backed securities available for sale and held to maturity the Corporation has utilized quotes for similar or identical securities in an actively traded market, where such a market exists, or has obtained quotes from independent security brokers to determine the fair value of such assets.

LOANS RECEIVABLE: The fair value of loans receivable was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for similar remaining maturities. When using the discounting method to determine fair value, loans were gathered by homogeneous groups with similar terms and conditions and discounted at a target rate at which similar loans would be made to borrowers as of June 30, 1995 and 1994, respectively. The fair value of loans held for sale is determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate loan basis. In addition, when computing the estimated fair value for all loans, allowances for loan losses have been subtracted from the calculated fair value for consideration of credit issues.

FEDERAL HOME LOAN BANK STOCK: The fair value of such stock approximates book value since the Corporation is able to redeem this stock with the Federal Home Loan Bank at par value.

DEPOSITS: The fair value of savings deposits were determined as follows: (i) for passbook accounts, market rate savings accounts and NOW checking accounts, since such deposits are immediately withdrawable, fair value is determined to approximate the carrying value (the amount payable on demand); (ii) for certificates of deposit, the fair value has been estimated by discounting expected future cash flows by the current rates as of June 30, 1995 and 1994, offered on certificates of deposit with similar maturities. In accordance with provisions of SFAS No. 107, no value has been assigned to the Corporation's long-term relationships with its deposit customers (core value of deposits intangible) since such intangible is not a financial instrument as defined under SFAS No. 107.

ADVANCES FROM FEDERAL HOME LOAN BANK: The fair value of such advances was estimated by discounting the expected future cash flows using current interest rates as of June 30, 1995 and 1994, for advances with similar terms and remaining maturities.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE: The fair value of securities sold under agreements to repurchase was estimated by discounting the expected future cash flows using derived interest rates approximating market as of June 30, 1995 and 1994, over the contractual maturity of such borrowings.

OTHER BORROWINGS: Subordinated notes with a carrying value of $40.25 million is included in other borrowings with the fair value of such notes based on a dealer quoted market price as of June 30, 1995 and 1994. The fair value of the senior notes with a carrying value of $6.9 million at June 30, 1995 and 1994 was determined based on a dealer quoted market price as of June 30, 1995, and for June 30, 1994, based on the final maturity of the notes and the spread of the interest rate on such notes to similar maturing U.S. Treasury notes compared to the original rate spread at date of issuance. The fair value of other borrowings, excluding the subordinated notes, was estimated by discounting the expected future cash flows using derived interest rates approximating market as of June 30, 1995 and 1994, over the contractual maturity of such other borrowings.

COMMITMENTS: The commitments to originate and purchase loans have terms that are consistent with current market terms. Since all outstanding commitments are short-term or adjustable rate, the fair value of the commitments is not significant.

INTEREST RATE SWAP AGREEMENTS: The fair value of interest rate swap agreements is the estimated amount that would be paid to terminate the swap agreements at June 30, 1995 and 1994, respectively, taking into consideration current interest rates as of June 30, 1995 and 1994.

LIMITATIONS: It must be noted that fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. Additionally, fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business, customer relationships and the value of assets and liabilities that are not considered financial instruments. These estimates do not reflect any premium or discount that could result from offering the Corporation's entire holdings of a particular financial instrument for sale at one time. Furthermore, since no market exists for certain of the Corporation's financial instruments, fair value estimates may be based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with a high level of precision. Changes in assumptions as well as tax considerations could significantly affect the estimates. Accordingly, based on the limitations described above, the aggregate fair value estimates as of June 30, 1995 and 1994, are not intended to represent the underlying value of the Corporation, on either a going concern or a liquidation basis.

NOTE 25.  CURRENT ACCOUNTING PRONOUNCEMENTS:

DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES:

In December 1994, the Accounting Standards Executive Committee issued Statement of Position 94-6 (SOP 94-6) entitled "Disclosure of Certain Significant Risks and Uncertainties." The disclosures required by SOP 94-6 focus primarily on risks and uncertainties that could significantly affect the amounts reported in the financial statements in the near term or the near-term functioning of the reporting entity. The risks and uncertainties this SOP deals with result from the nature of the entity's operations, from the necessary use of estimates in the preparation of the entity's financial statements, and from significant concentrations in certain aspects of the entity's operations. The disclosure requirements of the SOP in many circumstances are similar to or overlap the disclosure requirements in certain pronouncements of the FASB and the Securities and Exchange Commission. The provisions of SOP 94-6 are effective for fiscal years ending after December 15, 1995, or effective for the fiscal year ended June 30, 1996 for the Corporation, and for financial statements for interim periods in fiscal years subsequent to the year for which the SOP is first applied. Since this statement requires only disclosures about significant risks and uncertainties, with such disclosures, in most cases, having already been met by compliance with other authoritative pronouncements, the provisions of SOP 94-6 will not affect the Corporation's financial position or results of operations.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS:

In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121) entitled "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the recognition and measurement of the impairment of long-lived assets, certain identifiable intangibles and goodwill. This statement does not apply to core deposit intangibles or mortgage and other servicing rights. The provisions of this statement require that long-lived assets and certain identifiable intangibles to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review of recoverability, the provisions of SFAS No. 121 require the estimation of the expected future cash flows (undiscounted and without interest charges) to result from the use of the asset and its eventual disposition with an impairment loss recognized if the sum of such cash flows is less than the carrying amount of the asset. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995, or effective as of July 1, 1996, for the Corporation. Management of the Corporation adopted the provisions of SFAS No. 121 as of July 1, 1995 and does not believe such adoption will have a material effect on the Corporation's financial position or results of operations.

ACCOUNTING FOR MORTGAGE SERVICING RIGHTS:

In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 (SFAS No. 122) entitled "Accounting for Mortgage Servicing Rights." SFAS No. 122 amends SFAS No. 65, "Accounting For Certain Mortgage Banking Operations" by eliminating the distinction in accounting for mortgage servicing rights depending on whether the loan was originated by the servicer or purchased. SFAS No. 122 requires mortgage servicers that sell or securitize loans and retain the servicing rights to allocate the total cost of the loans to the servicing rights and loans based on their fair value if practicable to estimate. If not practicable, the cost of acquiring the loans should be allocated to the mortgage loans only. Purchased mortgage servicing rights are mortgage servicing rights that have been purchased from other parties. Originated mortgage servicing rights generally represent the mortgage servicing rights acquired when an institution originates and subsequently sells mortgage loans but retains the servicing rights. Currently, only purchased mortgage servicing rights are capitalized as assets. However, upon implementation of SFAS No. 122, originated mortgage servicing rights must be capitalized as assets on a prospective basis. In addition, SFAS No. 122 requires all capitalized mortgage servicing rights, both originated and purchased, to be evaluated for impairment based on their fair values.

SFAS No. 122 is effective for fiscal years beginning after December 15, 1995, or effective as of July 1, 1996, for the Corporation, with earlier application encouraged and retroactive restatement prohibited. The effect of SFAS No. 122 is dependent, among other items, upon the volume and type of loans originated, the general levels of market interest rates and the rate of estimated loan prepayments. Management of the Corporation adopted the provisions of this statement as of July 1, 1995. The effect of adopting the provisions of SFAS No. 122 is anticipated to increase pre-tax earnings for fiscal year 1996.

NOTE 26.  SUBSEQUENT EVENTS:

ACQUISITION - CONSERVATIVE SAVINGS CORPORATION:

On February 1, 1996, the Corporation consummated its acquisition of Conservative Savings Corporation (Conservative), parent company of Conservative Savings Bank, FSB. Under the terms of the Reorganization and Merger Agreement (the Merger Agreement), the Corporation acquired all of the outstanding shares of Conservative's common stock (1,844,838 shares) and preferred stock (460,000 shares). Each share of Conservative's common stock was exchanged for $6.34 in cash and .2453 shares of the Corporation's common stock. Each share of Conservative's preferred stock was exchanged for $14.33 in cash and .5544 shares of the Corporation's common stock. Based on the Corporation's closing stock price of $36.50 at February 1, 1996, the total consideration for this acquisition approximates $44,114,000.

At January 26, 1996, Conservative had assets of approximately $303,979,000, deposits of approximately $198,375,000 and stockholders' equity of approximately $36,278,000. Conservative operated nine branches with seven located in Nebraska, one in Overland Park, Kansas and one in Harlan, Iowa. It is anticipated that three of the former Conservative branches and two branches of the Corporation will be closed in the consolidation process pursuant to this acquisition. The Conservative acquisition will be accounted for as a purchase with the fair value of the assets and liabilities being determined including an independent core value study, branch appraisals and a valuation of the loan servicing portfolio, to be completed on or before June 30, 1996. In addition, costs and expenses associated with this acquisition are estimated to approximate $1,800,000. Core value of deposits resulting from this transaction will be amortized on an accelerated basis over a period not to exceed 10 years and goodwill, if any, amortized on a straight-line basis over a period not to exceed 20 years. The effect of this acquisition on the Corporation's consolidated financial statements will not be material.

DISPOSITION OF LEVERAGED LEASES:

Commercial Federal Investment Corporation (CFIC), a wholly-owned subsidiary of the Bank, purchased through a trustee in two separate transactions in 1986 portions of El Paso Electric Company's (El Paso) ownership interest in a nuclear generating facility located in Palo Verde, Arizona. The transactions effectively involved a sale by El Paso of a portion of the interest in the generating facility and the leaseback of the facility to El Paso. In December 1991, CFIC's investment in the leveraged leases was reduced to zero after CFIC drew two letters of credit which collateralized such investment.

Effective February 12, 1996, after a series of actions and plans of reorganization in bankruptcy court, El Paso's Fourth Amended Plan of Reorganization was approved, providing for the transfer of CFIC's ownership interest in the Palo Verde facility back to El Paso. Accordingly, the disposition of CFIC's ownership interest in this asset results in the recognition of taxable income approximating $154,900,000 for tax purposes only and in estimated federal and state tax liabilities totaling approximately $54,827,000. Such tax cash payments are due June 1996 for the federal liability and in September and October 1996 for the state liabilities. Such amounts are recorded as deferred income taxes payable on CFIC's statement of financial condition.

                                                    INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

Board of Directors and Shareholders
Commercial Federal Corporation
Omaha, Nebraska


We have audited the accompanying consolidated balance sheets of Commercial Federal Corporation and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of Commercial Federal Corporation and Railroad Financial Corporation, which has been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements. We did not audit the financial statements of Railroad Financial Corporation and subsidiaries for the years ended December 31, 1994, 1993 and 1992, which statements reflect total assets of $561,496,000, $460,967,000, and $390,974,000 as of December 31, 1994, 1993 and 1992,
respectively, and total revenues of $39,712,000, $39,858,000, and $43,026,000 for the respective years then ended. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Railroad Financial Corporation and subsidiaries for such periods, is based solely on the report of such other auditors. As described in Note 1 to the consolidated financial statements, subsequent to the issuance of the report of the other auditors, the financial statements of Railroad Financial Corporation and subsidiaries were restated to conform to the fiscal year of the Commercial Federal Corporation for the period ended June 30, 1995.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commercial Federal Corporation and subsidiaries as of June 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.

We also audited the adjustments that were applied to restate the 1995, 1994 and 1993 financial statements of Railroad Financial Corporation. In our opinion, such adjustments are appropriate and have been properly applied.

As discussed in Note 1 to the consolidated financial statements, the Corporation changed its method of accounting for certain investments in debt and equity securities to conform with Statement of Financial Accounting Standards No. 115 in 1995. As discussed in Notes 1 and 20 to the consolidated financial statements, in 1994 the Corporation changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109, its method of accounting for postretirement benefits to conform with Statement of Financial Accounting Standards No. 106 and its method of accounting for intangible assets.

/s/ Deloitte and Touche LLP
March 19, 1996
Omaha, Nebraska

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Board of Directors
Railroad Financial Corporation:

We have audited the consolidated balance sheets of Railroad Financial Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994 (before adjustments by Commercial Federal Corporation to conform the accounting for income taxes to Commercial Federal Corporation's method of accounting). These consolidated financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Railroad Financial Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in note 1(b) to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1993. As discussed in note 10 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards
No. 109, Accounting for Income Taxes, in 1992.

                                       /s/ KPMG PEAT MARWICK LLP

Wichita, Kansas
February 10, 1995